UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Entegris, Inc.

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ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 29, 2020

The 2020 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, April 29, 2020, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) Directors to serve until the 2021 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2020.

3.	To approve, on an advisory basis, the Company’s Executive Compensation.

4.	To approve the 2020 Stock Plan.

5.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 6, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Bertrand Loy President and Chief Executive Officer

Dated: March 18, 2020

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on April 29, 2020 – the Proxy Statement, Form of Proxy and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2020 Annual Meeting of Stockholders

To Be Held on April 29, 2020

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation (“Entegris” or the “Company”), for use at the 2020 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Wednesday, April 29, 2020 at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department either through the Internet at investor.Entegris.com/contactus.cfm or via email at irelations@entegris.com. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2019 Annual Report on Form 10-K are first being mailed or given to stockholders on or about March  18, 2020.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2020 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the eight named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2020 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2020 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.

All costs of the solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal meetings and the Internet, including e-mail and text message. Brokers, dealers, banks, fiduciaries and nominees will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable direct and indirect out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2020 Annual Meeting was the close of business on March 6, 2020 (the “Record Date”). On the Record Date, there were 135,009,044 shares of common stock, $0.01 par value per share, the Company’s only class of voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Under the Company’s bylaws, shares whose ballot is marked as withheld, shares otherwise present at the meeting but for which there is an abstention, and shares otherwise present at the meeting as to which the shareholder gives no authority or direction are not counted as votes cast. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term expiring at the next annual meeting of stockholders to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his or her willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any officers or directors of Entegris.

Nominees for Election

The following table sets forth the nominees standing for election at the 2020 Annual Meeting, the year each nominee was first appointed or elected as a director of Entegris or a predecessor public corporation, the principal occupation of that nominee during at least the past five years, that nominee’s age, any other public company boards on which that nominee serves or has served in the past five years, and that nominee’s experience, qualifications, attributes or skills to serve on the Board. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director, Entegris believes that all of its director nominees also have a reputation for integrity, trust, respect, competence and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Entegris and the Board. In the table below, in determining the year first appointed or elected as a director of Entegris, service with predecessor public company Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), is included in the case of Mr. Olson and Mr. Sullivan, and service with predecessor public company Mykrolis Corporation

(“Mykrolis”) is included in the case of Mr. Bradley. Entegris Minnesota and Mykrolis merged into the Company effective August 6, 2005 (the “Merger”).

Name	Year Became Director	Background and Qualifications
Michael A. Bradley	2001

Mr. Bradley, 71, has served as a director of the Company since the Merger in 2005. Mr. Bradley served as a director of Mykrolis from 2001 until the Merger. From 2004 until his retirement in February 2014, Mr. Bradley served as the Chief Executive Officer of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. Prior to that, he served as President of Teradyne, Inc. from 2003 to 2013 and as President, Semiconductor Test Division of Teradyne from 2001 to 2003. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne from 1992 to 2001. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Since 2004, Mr. Bradley has served as a director of Teradyne, Inc. and, since November 2012, Mr. Bradley has served as a director of Avnet, Inc., a global distributor of electronic components. He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that, by reason of his experience as Chief Executive Officer of Teradyne, Inc. and in his other senior executive positions with Teradyne, which has given him extensive experience within the semiconductor industry, and by reason of his experience as a director of both Mykrolis and the Company, Mr. Bradley should serve as a director of the Company.

R. Nicholas Burns	2011

Mr. Burns, 64, has served as a director of the Company since May 2011. He is currently the Goodman Family Professor of The Practice of Diplomacy and International Relations, Kennedy School, Harvard University. Ambassador Burns served in the United States Foreign Service for twenty-seven years until his retirement in April 2008. He served as Under Secretary of State for Political Affairs from 2005 to 2008. From 2001 to 2005 he was U.S. Ambassador to NATO. From 1997 to 2001, he was U.S. Ambassador to Greece. He is Director of the Aspen Strategy Group and Senior Counselor at the Cohen Group. He is on the Board of Directors of The Atlantic Council and a number of other non-profit organizations. From October 2014 to January 2017, he served as a member of Secretary of State John Kerry’s Foreign Affairs Advisory Board. Mr. Burns holds a B.A. in History from Boston College and an M.A. in International Relations from the Johns Hopkins School of Advanced International Studies.

The Board of Directors has concluded that, by reason of his distinguished career as a diplomat and his expertise in world affairs, Mr. Burns should serve as a director of the Company.

Name	Year Became Director	Background and Qualifications
James F. Gentilcore	2013

Mr. Gentilcore, 67, was elected to the Board of Directors in December 2013. Until December 2018, Mr. Gentilcore served as the Executive Chairman of the board of directors of PQ Corporation, a performance chemicals and services company, having served as a member of its board of directors since 2016. Previously, Mr. Gentilcore served as President and Chief Executive Officer of PQ Corporation from July 2016 until August 2018. Mr. Gentilcore served as an Executive Advisor to CCMP Capital, a global private equity firm, from April 2014 to June 2016. He served as the Chief Executive Officer of Edwards Group Limited, a global industrial technology company, from March 2013 until January 2014, and as a director from December 2007 until January 2014, when Edwards Group was acquired by Atlas Copco AB. From January 2009 until its sale in March 2011, Mr. Gentilcore was the President, Chief Executive Officer and a director of EPAC Technologies Inc., a logistics technology solutions company. Mr. Gentilcore also served as Chief Operating Officer of Brooks Automation Inc., a provider of life science and semiconductor manufacturing automation solutions, from November 2005 until November 2007, after leading the merger between Brooks and Helix Technology Corp., where he had been the Chief Executive Officer from December 2004 until October 2005. Prior to that, Mr. Gentilcore was the Chief Operating Officer of Advanced Energy Industries, Inc. Earlier in his career, he spent 10 years in the electronics materials industry with Air Products Inc., serving in various business development and operational roles. His global experience includes several Asia-based joint ventures and acquisitions and many U.S. based technology acquisitions. He has significant experience in growing technology and industrial companies, mergers and acquisitions in the public and private sector and post-merger integration and brings 40 years of technology industry leadership to our board of directors. Mr. Gentilcore previously served as a member of the board of directors of Milacron Holdings Corp., a global leader in the plastic technology and processing industry, from February 2014 to November 2019, and of KMG Chemicals Inc., a leading supplier of electronic chemicals, from May 2014 to December 2016. Mr. Gentilcore holds an M.B.A. from Lehigh University and a B.Sc. in Engineering from Drexel University.

The Board of Directors has concluded that, by reason of his 40 years of experience in the technology industry, his experience as Chief Executive Officer of two major companies serving the semiconductor industry and his broad experience with mergers and post-merger integration, Mr. Gentilcore should serve as a director of the Company.

Name	Year Became Director	Background and Qualifications
James P. Lederer	2015

Mr. Lederer, 59, was elected to the Board of Directors in April 2015. He served as an Executive Vice President and Officer of Qualcomm Technologies, Inc., a wireless technology company, and General Manager of Qualcomm CDMA Technologies (QCT), its semiconductor division, from 2008 until his retirement in January 2014. Prior to that role, he held a variety of senior management positions at Qualcomm, Inc., including Senior Vice President, Finance and Business Operations; Vice President, Finance; Senior Director, Finance; and Director, Corporate Strategic Finance. Mr. Lederer joined Qualcomm in 1997 and prior to joining Qualcomm, Mr. Lederer held a variety of management positions at Motorola, General Motors and Scott Aviation. Since March 2018, Mr. Lederer has served as a director of Lattice Semiconductor Corporation, a manufacturer of high-performance programmable logic devices. Mr. Lederer holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

The Board of Directors has concluded that, by reason of his over twenty years of experience in the semiconductor industry and his ten years of experience as a senior executive officer of Qualcomm, Mr. Lederer should serve as a director of the Company.

Bertrand Loy	2012

Mr. Loy, 54, has been our Chief Executive Officer, President and a director since November 2012. From July 2008 to November 2012, Mr. Loy served as our Executive Vice President and Chief Operating Officer. From August 2005 until July 2008, he served as our Executive Vice President in charge of our global supply chain and manufacturing operations. He served as the Vice President and Chief Financial Officer of Mykrolis from January 2001 until August 2005. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation, a life science products company, during 1999 and 2000. From 1995 until 1999, he served as the Division Controller and Head of Manufacturing for Millipore’s Laboratory Water Division. From 1989 until 1995, Mr. Loy served Sandoz Pharmaceuticals (now Novartis), a pharmaceutical company, in a variety of strategic planning and finance positions located in Europe, Central America and Japan. Mr. Loy served as a director of BTU International, Inc., a supplier of advanced thermal processing equipment, from June 2010 until its acquisition in January 2015. He has served on the board of directors of Harvard Bioscience, Inc., a scientific equipment company, since November 2014 and is now its lead independent director. Since July 2013, he has also been on the board of directors of SEMI, the global industry association representing the electronics manufacturing supply chain and currently acts as the chairman of the association. Mr. Loy graduated from the Ecole Superieure des Sciences Economiques et Commerciales (ESSEC) business school in Cergy-Pontoise, France.

The Board of Directors has concluded that, by reason of his extensive experience operating the Company, his five years of experience as the Chief Financial Officer of Mykrolis and his experience as a director of BTU International, Inc., Harvard Bioscience, Inc. and SEMI, Mr. Loy should serve as a director of the Company.

Name	Year Became Director	Background and Qualifications
Paul L.H. Olson	2003

Mr. Olson, 69, has been a director of the Company since the Merger in 2005. He has served as the independent Chair of the Board of the Company since May 2011. He served as lead director of the Entegris Minnesota board of directors from March 2003 until the Merger. Mr. Olson served as the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia, from 2008 until its merger with Liaison Technologies, Inc. in 2011. Thereafter, he served on the board of directors of Liaison Technologies, Inc., serving as a member of its audit committee until 2014. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc., a systems management software company, and Michigan National Corp., a bank holding company. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. (where he is lead director), Macalester College (where he serves as Treasurer and Chair of the Finance Committee), and SiteDocs, Inc. Mr. Olson served as an advisor to Data Dimensions, Inc., a business process outsourcing company, and to Thoma Bravo Equity Partners, a private equity firm. Mr. Olson holds a BA degree from Macalester College, an MBA from the University of St. Thomas and a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and his experience as Chief Executive Officer of two different software companies and by reason of his experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Azita Saleki-Gerhardt	2017

Ms. Saleki-Gerhardt, 56, was elected to the Board of Directors in August 2017. Dr. Saleki-Gerhardt currently serves as the Executive Vice President, Operations at AbbVie Inc., a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions, having previously served as Senior Vice President, Operations from 2013 to 2019. AbbVie was formed in 2013 as a spin-off from Abbott Laboratories. Prior to this role, Dr. Saleki-Gerhardt spent more than twenty years at Abbott Laboratories in a variety of senior management roles, including President, Global Pharmaceuticals Operations from 2011 to 2012, Divisional Vice President, Quality Assurance, Global Pharmaceutical Operations from 2008 to 2010, and Divisional Vice President, Manufacturing Science and Technology, Global Pharmaceutical Operations from 2004 to 2007. Dr. Saleki-Gerhardt holds a B.A. degree, an M.S. degree and a Ph.D., each in pharmaceutics and each from the University of Wisconsin, Madison.

The Board of Directors has concluded that, by reason of her extensive business and management experience and her experience as a senior executive officer responsible for the international manufacturing and distribution network of a global biopharmaceutical company, Dr. Saleki-Gerhardt should serve as a director of the Company.

Name	Year Became Director	Background and Qualifications
Brian F. Sullivan	2003

Mr. Sullivan, 58, has served as a director of the Company since the Merger in 2005. Mr. Sullivan served as a director of Entegris Minnesota from December 2003 until the Merger. Mr. Sullivan has served as Chair and CEO of Celcuity Inc., a biotechnology company he co-founded, since 2012. Mr. Sullivan was Chair and CEO of SterilMed, Inc., a medical device reprocessing company, from 2003 until he retired from that company in 2011 in conjunction with its sale to Johnson & Johnson. Mr. Sullivan co-founded Recovery Engineering, Inc., a water treatment systems company, in 1986, and was its Chair and Chief Executive Officer until it was sold in 1999 to Proctor & Gamble Co. Mr. Sullivan served as a member of the board of directors of Virtual Radiologic Corporation from 2008 until that company was sold in 2010, and serves as a director of several private companies and non-profit organizations. Mr. Sullivan holds an A.B. degree from Harvard University.

The Board of Directors has concluded that, by reason of his extensive and varied business and management experience and his experience as Chief Executive Officer of three diverse businesses, and by reason of his experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES.

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensuring that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee, as amended from time to time, are available on the Company’s website at http://www.Entegris.com under “Investors – Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of our Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Michael A. Bradley, R. Nicholas Burns, James F. Gentilcore, James P. Lederer, Paul. L. H. Olson, Azita Saleki-Gerhardt and Brian F. Sullivan is “independent” as determined under the Nasdaq Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our Board of Directors has adopted a leadership structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight concerning the Company’s business directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent, non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board of Directors, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee in a non-voting capacity, providing guidance and taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls, and receives periodic risk assessment reports from our Internal Audit Department. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and risks related to succession planning for our executive officers.

Risk Assessment with Respect to Compensation Policies and Practices

At its December 2019 meeting, the Management Development & Compensation Committee (the “Compensation Committee”) reviewed the various design elements of our compensation program to determine whether it encourages excessive or inappropriate risk-taking. The scope of this review included aspects of executive compensation, as well as consideration of the items of our compensation policies and practices that affect all employees. In general, the process used by the Compensation Committee to complete its risk evaluation was as follows:

•	The Compensation Committee identified the compensation-related risks that the Company may face;

•	The Compensation Committee identified the material design elements of our compensation policies and practices with respect to all employees; and

•

The Compensation Committee then evaluated whether there is a relationship between any of those design elements and any of our most significant risks. More specifically, the Compensation Committee evaluated whether any of the design elements of our compensation policies and practices encourages our employees to take excessive or inappropriate risks that are reasonably likely to have a material adverse impact on the Company.

After completing its evaluation, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. More specifically, the Compensation Committee concluded that our compensation program is designed to encourage employees to take actions and pursue strategies that support our best interests and the best interests of our stockholders, without promoting excessive or inappropriate risk.

The design elements of our executive compensation program (which are described in detail in the “Compensation Discussion and Analysis” section below) do not include unusual or problematic compensatory schemes that have been linked to excessive risk-taking. Furthermore, the design elements of our compensation program that directly tie compensatory rewards to our performance include various counter-balances designed to offset potentially excessive or inappropriate risk-taking. For example, there is a balance between the fixed components of the program and the performance-based components.

Similarly, with respect to the performance-based components, there is a balance between annual and longer-term incentives. Thus, the overall program is not too heavily weighted towards incentive compensation, in general, or short-term incentive compensation, in particular. The financial incentives are not based simply upon revenue. Rather, they are tied to performance metrics such as adjusted EBITA (net income before interest income, interest expense, income tax expense, intangible amortization, acquisition and integration costs, acquired inventory step-up amortization, and restructuring costs but excluding acquisition operating income) as a percentage of revenue and quantitatively measured strategic objectives, which more closely align the interests of management with the interests of our stockholders. The performance metrics for incentive payments are established annually and reflect goals that are a stretch, but not so high that they require performance outside of what the Compensation Committee believes is reasonable or could motivate management to take actions in which we assume unreasonable levels of risk. In addition, there are caps on how much performance-based compensation may be earned in a particular performance period, and the Board of Directors has adopted a policy for clawback of performance-based compensation that was paid out in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Furthermore, the Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to promote a close alignment of the interests of those executive officers with those of Entegris stockholders. The Compensation Committee also maintains an ongoing dialogue with our management to track progress on performance-based goals in order to foresee and avoid any excessive or inappropriate risk-taking that may otherwise be driven by a desire to maximize performance-based compensation.

Related Party Transactions

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and any of our directors, nominees for director, executive officers or their immediate families. In addition, as part of our annual disclosure documentation process, we circulate questionnaires to our directors, nominees for director and executive officers requiring disclosure of any business transaction with a value of $60,000 or more between Entegris and any of those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2019, there has been no such business transaction between Entegris and any director, nominee for director, executive officer or member of his or her immediate family.

Majority Voting for Directors

Since 2008, the Company has used a majority-voting standard in uncontested elections of directors. The Company’s By-Laws provide that, in an uncontested director election, a director nominee will be elected only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors are elected by a plurality vote in any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. The By-Laws prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required majority vote for re-election in the next election, and (b) the Board’s acceptance of such resignation. The By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for re-election, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the Securities and Exchange Commission (the “SEC”).

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, Management Development & Compensation Committee and Governance & Nominating Committee, each of which is described in more detail below. The current members of each of the committees of the Board of Directors are as follows:

	AUDIT AND FINANCE COMMITTEE	MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE
Paul L. H. Olson
Bertrand Loy
Michael A. Bradley
R. Nicholas Burns
James F. Gentilcore
James P. Lederer
Azita Saleki-Gerhardt
Brian F. Sullivan

  = Chairperson     = Member          = Chairman of the Board          = Independent Director

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include the selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm, as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held six meetings during 2019. Each of the members of the Audit & Finance Committee has been determined by the Board of Directors to be “independent” as defined under the Nasdaq Stock Market, Inc. Marketplace Rules applicable to audit committee members (including under the heightened standards for audit committee members) and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that each of the members of the Audit & Finance Committee possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the SEC.

The Board of Directors has a standing Management Development & Compensation Committee, which reviews executive compensation and management development programs, provides recommendations to the Board regarding Entegris’ compensation programs and administers the Company’s equity compensation plans. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of the named executive officers (except the CEO) and the compensation policies impacting other executive officers, providing recommendations to the Board on CEO compensation, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board. The Management Development & Compensation Committee held five meetings during 2019. The charter for the Management Development & Compensation Committee does not authorize the delegation of these responsibilities. Each of the members of the Management Development & Compensation Committee has been determined by the Board of Directors to be “independent” as defined under the Nasdaq Stock Market, Inc. Marketplace Rules applicable to compensation committee members.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held two meetings during 2019. Each of the members of the Governance & Nominating Committee has been determined by the Board of Directors to be “independent” as defined under the Nasdaq Stock Market, Inc. Marketplace Rules applicable to nominating committee members.

The Board of Directors held twelve meetings during 2019. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees on which he or she served that were held during the period for which he or she was a director or member of any such committee.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The committee may identify potential candidates for first-time nomination as a director using a variety of sources, such as recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the minimum qualifications for first-time director nominees specified in the Corporate Governance Guidelines; (2) whether the individual would be considered independent under applicable rules of Nasdaq and the SEC; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including but not limited to the characteristics of independence, skills, experience, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that the assessment of potential nominees to be recommended by the Governance & Nominating Committee should include consideration of the following factors: (i) a capacity for, or a record of, making valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; (vi) diversity with respect to race, ethnicity, gender, and geography; and (vii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. The Board is committed to actively seeking out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for such committee’s consideration, taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chair, Governance & Nominating Committee in care of the Company’s Corporate Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals and Nominees for 2021 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for re-election in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board of Directors or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Corporate Secretary, at the address listed above, with a request to forward the same to the intended recipient(s). All such communications will be reviewed by the Company’s Corporate Secretary and, if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. Olson). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Annual Meetings of Stockholders. Seven current directors then in office attended the 2019 Annual Meeting of Stockholders.

Director Compensation

The Management Development & Compensation Committee regularly assesses the Company’s director compensation program in relation to industry practice. At its April 2019 meeting, the Management Development & Compensation Committee, after consultation with its independent compensation advisory firm Frederic W. Cook & Co., Inc. (“FW Cook”) and a general review of compensation practices for directors among the peer group described below, decided to recommend no changes to its existing director compensation program, except for a slight increase in the cash retainer paid to the independent Chairman of the Board. For 2019, the Board of Directors adopted the following compensation arrangements for all non-employee directors: an annual cash retainer of $75,000. The Chairman of the Board (Mr. Olson) receives an additional annual cash fee of $60,000 and the committee chairs receive an additional annual cash fee of $20,000 for the Chair of the Audit & Finance Committee, $15,000 for the Chair of the Management Development & Compensation Committee and $10,000 for the Chair of the Governance and Nominating Committee. All non-employee directors are also provided an annual equity award of $145,000 worth of restricted stock units valued on the date of each Annual Meeting, with restrictions lapsing on the earlier of the date of the next Annual Meeting or the first anniversary of the award date. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. All of the foregoing cash fees are based on a June 2019 through May 2020 fiscal period and are paid quarterly in advance. Mr. Loy receives no compensation for his service as a director.

Fiscal Year 2019 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2019.

(a)	(b)	(c)	(d)	(e)	(f)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$75,000	$144,973	$—	$—	$219,973
R. Nicholas Burns	$85,000	$144,973	$—	$—	$229,973
James F. Gentilcore	$90,000	$144,973	$—	$—	$234,973
James P. Lederer	$95,000	$144,973	$—	$—	$239,973
Paul L. H. Olson	$133,750	$144,973	$—	$—	$278,723
Azita Saleki-Gerhardt	$75,000	$144,973	$—	$—	$219,973
Brian F. Sullivan	$75,000	$144,973	$—	$—	$219,973

(1)

Bertrand Loy, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company, he receives no compensation for his services as a director and he is included in the Summary Compensation Table under “Compensation of Executive Officers” below.

(2)

Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2019, calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. As of December 31, 2019, each director held 3,569 outstanding restricted stock units.

(3)	As of December 31, 2019, no director held any outstanding stock options.

Stock Ownership Guidelines for Directors

During 2019, the Board of Directors maintained stock ownership guidelines for non-employee directors to align director interests with those of Entegris stockholders. This alignment is a critical objective of the equity awards discussed above. Under these guidelines, each director is required to hold Entegris Common Stock with a value equal to five (5) times the annual cash retainer for directors generally in effect at the time of each annual determination. Determination of compliance with these guidelines is made as of January 15th of each year. Compliance is calculated based on the average of the prior calendar year’s month end closing prices on Nasdaq for Entegris Common Stock. Shares of Entegris Common Stock that are owned by a director outright as well as vested deferred shares/units count towards compliance with these guidelines. Directors have five (5) years following their initial election to the Entegris Board of Directors or the date on which the Stock Ownership Guidelines were adopted to achieve the minimum holding required by the guidelines. As of January 15, 2020, all directors were in compliance with the stock ownership guidelines or were within the five-year compliance grace period.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2019, 2018 and 2017 by the Company to our Chief Executive Officer, our Chief Financial Officer and to the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2019. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Policies

The Company’s executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Company’s executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned more closely with the Company’s performance. For these reasons, the Company’s executive compensation policies prioritize pay-for-performance, competitive compensation, employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2019, the Management Development & Compensation Committee of the Board (the “Compensation Committee”), which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above, retained the services of the independent compensation advisory firm FW Cook to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. The Compensation Committee selected FW Cook based on its national reputation as an expert in compensation practices, its industry knowledge, and its familiarity with the Company and its past compensation practices. FW Cook reports to and takes direction from the Compensation Committee. The assignment of projects by management to FW Cook requires the prior approval of the Compensation Committee. During 2019, FW Cook performed services primarily for the Compensation Committee under its direction and performed only incidental consulting services for Entegris.

In addition, in establishing its executive compensation policies for a given year, the Compensation Committee considers the results of the most recent shareholder advisory vote on executive compensation and determines whether any changes are appropriate. At the 2019 Annual Meeting of Stockholders, approximately 97.7% of the votes cast on the advisory vote on executive compensation were cast “for” the approval of the compensation paid in 2018 to the named executive officers. The Compensation Committee determined that no significant change in the Company’s compensation policies should be made or recommended to the Board as a result of this advisory vote.

Evaluation of Compensation against External Data

For the 2019 compensation programs, the Compensation Committee evaluated each element of target total direct compensation (the sum of base salary, target annual incentive and grant date present value of long-term incentives) against corresponding compensation data from comparable companies collected by FW Cook. The Compensation Committee compared the Company’s compensation practices and target compensation levels to that provided to executives among a group of companies that were evaluated by FW Cook and the Compensation Committee as being comparable to Entegris. In mid-2018, the Compensation Committee, working with FW

Cook, reviewed and revised the peer group to align the peer median revenue and market capitalization more closely with those of Entegris (which had been growing at a faster rate than the previous peers’ median revenue and market capitalization) and to ensure that the peer group size measures continued to be appropriately aligned with Entegris, which in June 2018 had grown as a result of the acquisition of the SAES Pure Gas business. The revised 21 company peer group shown below was approved by the Compensation Committee to inform its decisions with respect to target total direct compensation levels for 2019:

Advanced Energy Industries, Inc.	FLIR Systems, Inc.	Nordson
Cabot Microelectronics Corporation	Graco Inc.	Rayonier Advanced Materials Inc.
Coherent, Inc.	II-VI Incorporated	Teradyne, Inc.
Cree, Inc.	Innospec Inc.	TTM Technologies, Inc.
Cypress Semiconductor	Materion Corporation	Versum Materials, Inc.
Diodes Incorporated	Microsemi Corporation	Watts Water Technologies, Inc.
Ferro Corporation	MKS Instruments, Inc.	W.R. Grace

This group was selected from among companies operating in similar or related industries with median revenues, operating income and market capitalization approximating those of the Company. The Compensation Committee selected peer companies in the same or related industries on the basis of revenues, operating income and market capitalization because it believes that these metrics are commonly used to compare the relative size of companies.

Information concerning the compensation practices of these companies was drawn from their proxy statements or other public filings. The Compensation Committee annually reviews the peer group with the assistance of FW Cook to ensure that it remains appropriate.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels. As a general matter, the Compensation Committee intends to set target total direct compensation for the named executive officers at the market median with deviations as appropriate for individual executives to reflect factors such as tenure, performance and criticality to the Company.

Based upon the Compensation Committee’s review of the compensation arrangements discussed below, the compensation levels of the above peer companies, general market pay practices for executives and its assessments of individual and corporate performance, the Compensation Committee believes that the Company’s executive compensation policies for 2019 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Compensation Committee and with FW Cook to design Entegris’ compensation programs for 2019, the Compensation Committee ultimately decides which policies to adopt and directs and approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers other than the Chief Executive Officer. Discussions concerning Chief Executive Officer compensation are conducted between FW Cook and the Compensation Committee without executive officer involvement.

Elements of Compensation

The 2019 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table. Due to Entegris’ focus on short-term incentive compensation and long-term incentive compensation, illustrated in the table below, a meaningful portion of each executive officer’s target total direct compensation is dependent on the Company’s performance. Approximately 57% of the Chief Executive Officer’s target total direct compensation and an average of approximately 49% of the target total direct compensation of the other named executive officers is “at risk”, i.e., dependent on the Company’s performance.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2019 Commentary
Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company with fixed compensation generally targeted at the median level, based on competitive market practice.	The Company awarded increases to the base salaries of the named executive officers during fiscal 2019 to bring their base salaries into general alignment with the market median level.

Short-Term Incentive Compensation (Entegris Incentive Plan)

Rewards achievement of Company financial performance criteria to:

•  Incentivize the achievement of annual financial performance metrics that will drive our long-term success; and

•  Incentivize achievement of pre-established business objectives.

In 2019, Entegris Incentive Plan awards were again based on the Company’s performance with respect to adjusted EBITA as a percentage of revenue (weighted 75%) and on the achievement of specified key business objectives for the year (weighted 25%). During 2019, the Company’s performance exceeded the target level for the adjusted EBITA metric and met some of the key business objectives, qualifying for a combined weighted-average award of 106% of target.

Long-Term Incentive Compensation

The Company awards its executive officers with time-vested restricted stock units and stock options, which both vest ratably over four years, and performance share units that provide the opportunity to earn shares of the Company based on the Company’s total shareholder return (TSR) as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period. The purposes of our long-term incentive awards are to:

•  Promote executive ownership of our stock;

•  Promote retention of executives in a normally competitive labor market over the longer term;

•  Encourage management focus on critical performance metrics creating value for stockholders; and

•  Align the program with peer group and market practices, where appropriate.

No changes to the type and mix of long-term incentive awards were made for 2019. Named executive officers received time-vested restricted stock units (weighted 40% on a value basis), time-vested stock options (weighted 30%) and relative total shareholder return PSUs (weighted 30%), as described under Long-Term Incentive Compensation below.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2019 Commentary

Retirement Benefits

The Company provides both qualified and non-qualified tax-deferred retirement savings plans to:

•  Encourage employee long-term commitment to the Company;

•  Promote employee savings for retirement; and

•  Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2019, there were no changes from historical practice.

Perquisites	The Company provides no perquisites to executive officers.	In 2019, there were no changes from historical practice.

Change in Control Termination Benefits	Change in control agreements provide for “double-trigger” benefits and are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company.	In 2019, there were no other changes from historical practice.

The use of these compensation elements enables us to reinforce our pay-for-performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Compensation Committee believes that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term financial and operational performance and long-term shareholder value. The Compensation Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Compensation Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. With respect to fiscal 2019, the total compensation paid or awarded to the named executive officers included both short-term cash incentive compensation and equity based long-term incentive compensation.

In addition, the Compensation Committee has in the past analyzed, and expects that, from time to time, it will analyze, tally sheets prepared for each senior executive, including the named executive officers, as a benchmark for its compensation decisions. Typically, these tally sheets have been prepared by our human resources and finance departments. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive compensation), accumulated deferred compensation balances and outstanding equity awards. The overall purpose of the tally sheets is to bring together in one place all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Compensation Committee may analyze both aggregate total amount of actual and projected compensation as well as internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, the Compensation Committee also looks at the target total direct compensation of our Chief Executive Officer and the other named executive officers relative to that provided to similarly-situated executives based on the market data provided by FW Cook. The Compensation Committee believes, however, that a benchmark should be a point of reference for measurement, but not the determinative factor for our executives’ target compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation potential and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Compensation Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States and in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In addition, for senior executives, including the named executive officers, the Compensation Committee evaluates base salary against corresponding compensation data from our peer group. In fiscal 2019, we continued to target base salary at the median of the peer group and survey reference points compiled by FW Cook.

As noted above, the Compensation Committee believes that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the market median. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan (“EIP”), which generally provides for a potential cash award based upon the achievement of annual financial criteria and operating performance objectives in accordance with a sliding scale established by the Compensation Committee, with a fractional award for performance above the threshold level, a full award for target performance and a premium award of up to 200% of target for extraordinary performance. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit. During 2019, the Chief Executive Officer was eligible to receive a target incentive compensation payment equal to 110% of his base salary, and the named executive officers listed in the “Summary Compensation Table” below other than the Chief Executive Officer continued to be eligible to receive target incentive compensation payments ranging from 60% to 75% of their base salaries. The EIP is administered by, and all awards are made at the discretion of, the Compensation Committee. The target incentive compensation payments to our named executive officers, as a percentage of base salary, approximated the median of target incentive compensation payments of similarly situated executives of our peer group companies.

Under this plan, with respect to 2019, an incentive pool is established based upon the level of the attainment of financial objectives established by the Compensation Committee. For 2019, the EIP awards were based on: (i) the achievement of adjusted EBITA (net income before interest income, interest expense, income tax expense, intangible amortization, acquisition and integration costs, acquired inventory step-up amortization, and restructuring costs but excluding acquisition operating income) as a percentage of revenue within a range established by the Compensation Committee (from a threshold of 14.5% of revenue to a maximum of 26.5% of revenue) with target performance established at 20.5%, weighted at 75% and providing for awards ranging from 0% of target for threshold or below threshold performance to a maximum of 200% of target for performance at the top of the range; and (ii) the achievement of critical business objectives (relating to growing revenue faster than our markets and quality-based operational excellence), weighted at 25% and providing for awards ranging from 0% for threshold or below threshold performance (depending on the particular objective) to 200% of target if all critical business objectives were achieved at the maximum level specified. For 2019, the Compensation Committee approved an EIP payout of 106% of target, based on achievement of adjusted EBITA at 22.0% of revenue (125.8% of target (before any weighting)) and achievement of critical business objectives at 120% of target (before any weighting), then adjusted pursuant to the discretion of the Compensation Committee. One named executive officer’s participation in the EIP was based on divisional performance, where the executive’s payout was modified by the relative performance of the executive’s division compared to the performance of the other divisions.

The EIP awards for the named executive officers for fiscal 2019, 2018 and 2017 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” and the 2019 EIP award is also reflected in the “Fiscal Year 2019 Grants of Plan Based Awards” table below.

Long-Term Incentive Compensation

During 2019, executives and certain key employees were eligible to receive equity grants and awards under the Entegris 2010 Stock Plan, as amended, which is administered by the Compensation Committee. Restricted stock unit awards, stock option awards and performance share unit awards, as described below, were the three equity vehicles used by Entegris for long-term incentive awards to executive officers during 2019. The 2019 long-term incentive awards to the named executive officers are listed in the “Fiscal Year 2019 Grants of Plan Based Awards” table below under the columns entitled (in the case of performance share unit awards) “Estimated Future Payouts Under Equity Incentive Plan Awards”, (in the case of restricted stock unit awards) “All Other Stock Awards: Number of Shares of Stock or Units” and (in the case of stock option awards) “All Other Option Awards: Number of Securities Underlying Options”.

The Compensation Committee believes that long-term incentive awards to executive officers, including the named executive officers, should be comprised of a mixture of restricted stock units, stock options and performance share units. Accordingly, for 2019 the Compensation Committee approved equity awards for executive officers comprised, as a percentage of the total annual grant value, of 40% restricted stock units, 30% stock options and 30% performance share units, which has been unchanged since 2015. The total annual grant value of long-term equity incentive awards granted to our named executive officers in 2019 approximated the market median. A description of the terms of each type of equity award and the reasons why the Compensation Committee believes each is an appropriate long-term incentive equity vehicle follows.

•

Restricted Stock Units. Forty percent of the 2019 equity award to executive officers consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The award of restricted stock units is designed to enable the Company to retain executive officers and other key employees during turbulent economic times and in a competitive labor market. In addition, non-executive employees receiving equity awards in 2019 received restricted stock units, with the restrictions lapsing ratably over four years in accordance with the foregoing schedule.

•

Stock Options. Thirty percent of the 2019 equity awards to executive officers consisted of stock options that vest in four equal installments on February 19th of the first through the fourth years following the date of grant and have a seven-year term. The Compensation Committee believes that the award of stock options is an effective mechanism to align the interests of our executive officers with those of Entegris stockholders, which is expected to lead to an increase in the long-term value of Entegris. This is because stock options only provide value to the awardee if the price of the Company’s stock appreciates, which creates a strong performance orientation, consistent with our pay-for-performance philosophy. All stock options granted in 2019 were granted with an exercise price equal to the fair market value of Entegris Common Stock on the date of grant.

•

Performance Share Units. Thirty percent of the 2019 equity awards to executive officers consisted of performance share units, which provide the opportunity to earn shares of the Company based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period following the date of award. Early in 2019, each recipient of a performance share award received a target allocation of performance share units; the final number of shares which may be earned ranges from 0% to 150% of target. The number of shares actually earned at the end of the performance period is based on a pre-established payout curve, which provides for earnouts of 50%, 100% and 150% of target for performance at the 25th, 50th and 75th percentiles, respectively, with linear interpolation between such levels (no shares are earned for performance below the 25th percentile). Performance share awards are also subject to the following limitations: (i) if the Company’s absolute TSR is negative, then the maximum number of shares that may be earned is the target performance share allocation; and (ii) in no event may the value of shares earned on the vesting date exceed 300% of the initial grant date fair value of the target share allocation at award. Performance share units earned over the three-year performance period will be fully vested on the last day of the performance period and are required to be settled as soon as practicable following certification by the Compensation Committee of the number of shares earned. The Compensation Committee included performance share units as a component of the 2019 long-term incentive award for executive officers because the Compensation Committee believes that relative TSR is an important metric for our stockholders’ evaluation of the Company’s performance against the performance of other companies; the performance share units thus create an additional alignment with stockholder interests through an objective performance metric. In addition, based on the Compensation Committee’s review of peer company market data, it believes that TSR-based performance share units frequently represent a significant portion of equity incentives used by companies that compete with us in attracting, hiring, motivating and retaining executives. In February 2020, with respect to the performance share units awarded in 2017, which had terms generally similar to those of the 2019 awards described above, the Compensation Committee certified that Entegris’ TSR during the period was at the 96th percentile versus companies in the Philadelphia Semiconductor Index, resulting in the vesting of shares at 123% of target, which reflected the application of the 300% of target value cap described above. Had the value cap not applied, shares would have vested at the maximum level (150% of target).

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is a critical objective of the long-term incentive compensation discussed above. The guidelines provide that the Chief Executive Officer should attain and maintain beneficial ownership of Entegris stock having a value equal to six times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary, Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary and other executive officers should attain and maintain beneficial ownership of Entegris stock with a value equal to their annual base salary. Since Mr. Graves is both our Chief Financial Officer and an Executive Vice President, he is held to the higher ownership standard of four times base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, restricted stock, restricted stock units and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should achieve this beneficial ownership of Entegris stock within five years of their appointment to these positions and thereafter maintain that level of ownership. As of February 1, 2020, all the named executive officers serving at the end of 2019 were in compliance with the stock ownership guidelines or were within the five-year compliance grace period.

Anti-Hedging Policy

During 2014, the Board of Directors adopted a policy against hedging, pledging and speculative transactions in the Company’s stock. This policy covers directors, Executive Officers, employees and consultants and prohibits directly or indirectly engaging in any hedging or monetization transactions with respect to the Company’s securities; pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, or engaging in short-term or speculative transactions in the Company’s securities, including short-term trading where the Company’s securities are sold within six months following the purchase (or vice versa) and short sales of the Company’s securities (i.e., the sale of a security that the seller does not own).

Clawback Policy

In December 2018, the Board of Directors adopted an incentive compensation clawback policy. The Compensation Committee determined that it may be appropriate to recoup or “claw back” certain annual cash and long-term equity incentive compensation in specified situations. The Company may recoup paid incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Compensation Committee may, in its discretion, seek to recoup the difference between the incentive compensation paid and the lower amount that would have been paid based upon accurate information or restated financial results. The Compensation Committee has flexibility to update the policy to be consistent with any subsequent SEC rules on this topic. In addition, the Company now includes a specific reference to this clawback right in its equity award agreements.

Tax Deductibility

The Company structures its compensation policies so that the compensation it pays is deductible by the Company for federal income tax purposes whenever it is reasonably possible to do so, while also meeting its compensation objectives, though recent changes to tax law, described below, make it more difficult to pay deductible compensation to certain individuals. In any event, certain non-deductible compensation may be paid, and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to executives in appropriate circumstances or to modify compensation initially intended to be deductible if it determines that such modifications are consistent with the Company’s best interests.

At the time the Compensation Committee made its 2019 compensation decisions, Section 162(m) of the Internal Revenue Code placed a one million dollar limit on the amount of compensation that the Company could deduct for tax purposes for any year with respect to any executive who serves as the Chief Executive Officer or Chief Financial Officer of the Company at any time during the year, and any of the Company’s executive officers who were the three other most highly compensated executive officers for the year, as well as any employee who was in one of these positions in a prior year. Under the prior tax law, the one million dollar limit did not apply to performance-based compensation, as defined under Section 162(m). However, the performance-based compensation exception under Section 162(m) was repealed by tax reform legislation signed into law on December 22, 2017 for taxable years beginning after December 31, 2017, such that compensation paid to current and former named executive officers, including the Chief Executive Officer and Chief Financial Officer, as well as compensation paid to the current and former three other most highly paid compensated executive officers, in excess of one million dollars will not be deductible unless it qualifies for transition relief applicable to certain compensation arrangements in place as of November 2, 2017. The Compensation Committee will continue to focus on performance-based compensation, though certain of the requirements of Section 162(m) will no longer be relevant, and thus will not be taken into consideration when setting future compensation.

Chief Executive Officer Compensation

The Compensation Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In evaluating the Chief Executive Officer’s target total direct compensation for 2019, the Compensation Committee also considered compensation levels of chief executive officers in the market pay analysis conducted by FW Cook, individual performance and Entegris’ recent financial performance.

In connection with Mr. Loy’s promotion to Chief Executive Officer in 2012, the Company entered into an Executive Employment Agreement with Mr. Loy employing him as President and Chief Executive Officer (the “CEO Agreement”). As of December 31, 2019, under the CEO Agreement, Mr. Loy receives a base salary of $875,000 per year (which reflects increases in each of 2019, 2018, 2016 and 2015) and variable compensation pursuant to the EIP at a target performance equal to 110% of base salary. Mr. Loy is eligible to participate in the Company’s Long-Term Incentive Program and to receive equity awards from time to time as determined by the Board of Directors. The CEO Agreement is subject to annual automatic renewal unless the Board sends notice of non-renewal sixty (60) days prior to expiration of the renewal term. In the event that Mr. Loy’s employment is terminated by the Board without cause as defined in the CEO Agreement (generally, conviction of or plea of no contest to certain felonies, an ongoing failure to perform his duties, gross negligence, dishonesty, willful malfeasance or gross misconduct in connection with his employment, or willful failure to follow lawful directives) or by Mr. Loy for “good reason” as defined in the CEO Agreement (generally, removal from office, material diminution of his duties, authority or compensation, material relocation, breach of the CEO Agreement by the Company, or failure to require a successor corporation to assume the CEO Agreement), or if the Company elects not to renew the CEO Agreement, then Mr. Loy is entitled to accrued but unpaid compensation; a severance benefit of salary continuation for a period of two (2) years following termination, which, assuming a termination date of December 31, 2019, would be $1,750,000; outplacement services of up to $15,000; the continuation of health and dental benefits for Mr. Loy and his immediate family for the entirety of such severance pay period, which, assuming a termination date of December 31, 2019, would have a value of $38,274, calculated in the same manner as column (d) in the table in “Potential Payments upon Termination or Change in Control” below; and all equity awards outstanding as of the date of termination will continue to vest in accordance with each award’s original vesting schedule and vested awards will continue to be exercisable during such severance period and for a period of 90 days thereafter, which, assuming a termination date of December 31, 2019, would have a value of $14,433,888 calculated in the same manner as columns (e) and (f) in the table in “Potential Payments upon Termination or Change in Control” below. In the event that Mr. Loy’s employment is terminated by reason of death or disability, then all unvested equity awards outstanding as of the date of such termination vest, the value of which, assuming a termination date of December 31, 2019, is shown in columns (e) and (f) in the table in “Potential Payments upon Termination or Change in Control” below, and Mr. Loy or his representative have a period of one year following termination to exercise vested stock options. In addition, the CEO Agreement imposes non-competition, non-solicitation and confidentiality covenants on Mr. Loy, which continue for the duration of the above-referenced severance period. As a condition to the continued receipt of benefits, Mr. Loy must, among other things, execute a release of claims against the Company, comply with his contractual obligations to the Company, cooperate with the Company in certain proceedings, not disparage the Company and return all Company property. In addition, as described under “Potential Payments Upon Termination or Change in Control” below, Mr. Loy has an agreement providing him with certain severance benefits in the event that his employment is terminated after a Change in Control of the Company.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance[1]	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Supplemental Executive Retirement Plan (SERP)	✓	✓	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered
Change of Control Agreements	✓	Not Offered	Not Offered

(1)	All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.

Personal Benefits

The Company does not offer the named executive officers perquisites other than the life and disability insurance described above and relocation expenses and allowances.

Retirement Plans

During 2019, Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement), hereafter referred to as the 401(k) Plan, which generally provides for an employer match for employee contributions. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. The Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan. Under this non-qualified retirement plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same investment funds as are offered with respect to the 401(k) Plan accounts.

The individual participant balances in the 401(k) Plan and the above non-qualified retirement plan reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the non-qualified retirement plan and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors. See the “Non-Qualified Deferred Compensation Table” below for more information on account balances and earnings under this non-qualified retirement plan for the named executive officers.

2019 Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, for the named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017. Because of the Company’s emphasis on performance-based compensation, the Company did not pay any non-incentive plan bonuses to its named executive officers in 2019 and, as a result, the sum of salary and non-incentive plan bonuses for the named executive officers for 2019 ranged from only 16% of total compensation (in the case of our Chief Executive Officer) to 35% of total compensation.

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(2) ($)		Option Awards(3) ($)		Non-Equity Incentive Plan Compensation(4) ($)		All Other Compensation(5) ($)		Total ($)
Bertrand Loy President & Chief Executive Officer	2019 2018 2017	$ $ $	867,789 844,808 832,000	$ $ $	— — —	$ $ $	2,388,380 1,854,896 1,715,027	$ $ $	1,023,595 795,094 734,958	$ $ $	1,020,250 1,186,600 1,086,592	$ $ $	126,035 70,789 67,203	$ $ $	5,426,049 4,752,187 4,435,780

Gregory B. Graves Executive Vice President & Chief Financial Officer	2019 2018 2017	$ $ $	464,231 442,789 425,000	$ $ $	— — —	$ $ $	840,013 699,968 636,272	$ $ $	359,974 300,027 272,727	$ $ $	373,650 461,025 416,288	$ $ $	55,756 34,363 30,898	$ $ $	2,093,624 1,938,172 1,781,185

Todd J. Edlund Executive Vice President and Chief Operating Officer	2019 2018 2017	$ $ $	484,904 457,116 450,000	$ $ $	— — —	$ $ $	840,013 664,936 497,552	$ $ $	359,974 285,062 213,444	$ $ $	393,525 471,270 440,775	$ $ $	55,146 35,916 32,715	$ $ $	2,133,562 1,914,300 1,634,486

Susan Rice(1) Senior Vice President, Human Resources	2019 2018 2017	$ $ $	370,673 360,000 102,462	$ $ $	— — —	$ $ $	367,478 319,834 649,930	$ $ $	157,495 137,151 —	$ $ $	238,500 295,056 200,172	$ $ $	35,496 20,653 —	$ $ $	1,169,642 1,132,694 952,564

Stuart Tison Senior Vice President and General Manager, Specialty Chemicals and Engineered Materials	2019		$342,788		$—		$262,516		$112,476		$228,480		$30,619		$976,879

(1)	Ms. Rice joined the Company on September 5, 2017.
(2)

The amounts in column (e) reflect: (i) the grant date fair value computed in accordance with FASB ASC Topic 718 for awards of restricted stock units made pursuant to the Company’s long-term incentive program during each of the fiscal years ended December 31, 2019, 2018 and 2017 (for a discussion of the assumptions underlying these valuations, please see Note 13 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which accompanies this Proxy Statement); and (ii) the grant date fair value for performance share units awarded in 2019, 2018 and 2017, determined in accordance with FASB ASC Topic 718. Assuming the highest level of performance is achieved under the performance share units granted in 2019, the maximum possible value of the performance share units to the named executive officers on the date of grant, using the grant date fair value, is: (a) in the case of Mr. Loy – $1,535,375; (b) in the case of Mr. Graves – $540,092; (c) in the case of Mr. Edlund – $540,092; (d) in the case of Ms. Rice – $236,249; and (e) in the case of Mr. Tison – $168,797.

(3)

The amounts in column (f) consist of the grant date fair value, computed in accordance with FASB ASC Topic 718 with respect to stock option awards granted in 2019, 2018 and 2017. For a discussion of the assumptions underlying these valuations, please see Note 13 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which accompanies this Proxy Statement.

(4)	The amounts in column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in February of the succeeding year.
(5)

The amounts in column (h) for 2019 represent: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement) of $11,200 to each of Mr. Loy, Mr. Graves, Mr. Edlund, Ms. Rice and Mr. Tison; (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees as follows: Mr. Loy – $70,976; Mr. Graves – $26,215; Mr. Edlund – $27,461; Ms. Rice – $15,688 and Mr. Tison – $12,432; (c) the dollar value of group term life insurance premiums paid by the Company of $480 to each of Mr. Loy, Mr. Graves, Mr. Edlund, Ms. Rice and Mr. Tison; (d) the dollar value of dividends accrued during the year on unvested restricted stock unit awards and performance share awards as follows: Mr. Loy – $41,937; Mr. Graves – $15,335; Mr. Edlund – $14,279; Ms. Rice – $5,300 and Mr. Tison – $4,611 and (e) the dollar value of executive short term disability premiums paid by the Company as follows; Mr. Loy – $1,443; Mr. Graves – $2,525; Mr. Edlund – $1,726; Ms. Rice – $2,827 and Mr. Tison – $1,897.

Fiscal Year 2019 Grants of Plan-Based Awards

During the fiscal year ended December 31, 2019, the following plan-based awards were granted to the named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Thresh- hold ($)	Target ($)	Maxi- mum ($)	Thresh- hold (#)	Target (#)	Maxi- mum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Bertrand Loy	Entegris Incentive Plan		$—	$962,500	$1,925,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/5/2019	$—	$—	$—	—	—	—	40,948	—	$—	$1,364,797
	Performance Share Units	2/5/2019	$—	$—	$—	16,014	32,027	48,041	—	—	$—	$1,023,583
	Stock Options	2/5/2019	$—	$—	$—	—	—	—	—	115,140	$33.33	$1,023,595

Gregory B. Graves	Entegris Incentive Plan	—	$—	$352,500	$705,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/5/2019	$—	$—	$—	—	—	—	14,400	—	$—	$479,952
	Performance Share Units	2/5/2019	$—	$—	$—	5,633	11,266	16,899		—	$—	$360,061
	Stock Options	2/5/2019	$—	$—	$—	—	—	—	—	40,492	$33.33	$359,974

Todd J. Edlund	Entegris Incentive Plan	—	$—	$371,250	$742,500	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/5/2019	$—	$—	$—	—	—	—	14,400	—	$—	$479,952
	Performance Share Units	2/5/2019	$—	$—	$—	5,633	11,266	16,899	—	—	$—	$360,061
	Stock Options	2/5/2019	$—	$—	$—	—	—	—	—	40,492	$33.33	$359,974

Susan Rice	Entegris Incentive Plan	—	$—	$225,000	$450,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/5/2019	$—	$—	$—	—	—	—	6,300	—	$—	$209,979
	Performance Share Units	2/5/2019	$—	$—	$—	2,464	4,928	7,392	—	—	$—	$157,499
	Stock Options	2/5/2019	$—	$—	$—	—	—	—	—	17,716	$33.33	$157,495

Stuart Tison	Entegris Incentive Plan	—	$—	$210,000	$420,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/5/2019	$—	$—	$—	—	—	—	4,500	—	$—	$149,985
	Performance Share Units	2/5/2019	$—	$—	$—	1,761	3,521	5,282	—	—	$—	$112,531
	Stock Options	2/5/2019	$—	$—	$—	—	—	—	—	12,652	$33.33	$112,476

(1)	Awards under the Entegris Incentive Plan. See “Compensation Discussion and Analysis – Short-Term Incentive Compensation” above.
(2)

These stock awards are performance share units which provide the opportunity to earn shares of the Company based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over the three-year period following the date of award. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation” above. The indicated grant date fair value of these stock awards at target is calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. Performance share units include dividend equivalent rights under which amounts equivalent to any ordinary cash dividends declared by the Company during the vesting period will accrue and will become payable under the same vesting conditions and settlement terms as the underlying shares.

(3)

These stock awards are grants of restricted stock units. The restricted stock units granted on February 5, 2019 vest ratably over four years on February 19th of 2020, 2021, 2022 and 2023. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. Restricted stock units include dividend equivalent rights under which amounts equivalent to any ordinary cash dividends declared by the Company during the vesting period will accrue and will become payable under the same vesting conditions and settlement terms as the underlying shares.

(4)

The indicated awards are stock option grants with an exercise price equal to the closing price on the Nasdaq of our stock on the indicated date of grant and that vest ratably over four years on each February 19th of 2020, 2021, 2022 and 2023. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures.

Employment Agreements. The Company has entered into an Executive Change in Control Termination Agreement with each named executive officer, as described under “Potential Payments upon Termination or Change in Control” below. Please see that discussion for a detailed description of the terms of these agreements. In addition, as described under “Chief Executive Officer Compensation” above, in 2012, Mr. Loy entered into an Executive Employment Agreement with the Company. Please see that discussion for a detailed description of the terms of Mr. Loy’s agreement.

Mr. Graves entered into a severance protection agreement with the Company in 2011, which was amended in 2016. Under the terms of this severance protection agreement, in the event of the termination of Mr. Graves’ employment by Entegris or a successor other than for cause (defined in a manner similar to the definition in the CEO Agreement), or if he terminates his own employment for “good reason” (defined in a manner similar to the definition in the CEO Agreement) he is entitled to severance equal to two times base pay as salary continuation, which, assuming a termination date of December 31, 2019, would be $940,000, outplacement services of $15,000, the continuation of his health benefits for two years, which, assuming a termination date of December 31, 2019, would have a value of $29,741, calculated in the same manner as column (d) in the table in “Potential Payments upon Termination or Change in Control” below, and the vesting of all outstanding unvested equity awards, the value of which, assuming a termination date of December 31, 2019, is shown in columns (e) and (f) in the table in “Potential Payments upon Termination or Change in Control” below. This agreement also imposes non-competition, non-solicitation and confidentiality covenants on Mr. Graves for the duration of the severance period. As a condition to the continued receipt of benefits, Mr. Graves must, among other things, execute a release of claims against the Company. The severance protection agreement also provides for vesting of unvested equity awards (but not before 12 months following the relevant date of grant) and an extended exercise period in the event of Mr. Graves’ retirement at age 57 with ten years of service. All options that vest before or upon retirement will be exercisable for four years or, if earlier, until expiration.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table lists the number of securities underlying stock options, restricted stock units and performance share awards outstanding as of December 31, 2019; there were no other awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(3) ($)
Bertrand Loy	170,988	—	—	$13.49	2/19/2022	—	$—	—	$—
	193,446	64,482	—	$12.20	2/19/2023	—	$—	—	$—
	69,996	69,996	—	$21.60	2/19/2024	—	$—	—	$—
	27,044	81,132	—	$31.10	2/19/2025	—	$—	—	$—
	—	115,140	—	$33.33	2/19/2026	—	$—	—	$—
	—	—	—	$—	—	—	$—	44,829	$2,245,480
	—	—	—	$—	—	—	$—	40,621	$2,034,710
	—	—	—	$—	—	—	$—	48,041	$2,406,349
	—	—	—	$—	—	20,080	$1,005,807	—	$—
	—	—	—	$—	—	22,686	$1,136,342	—	$—
	—	—	—	$—	—	25,560	$1,280,300	—	$—
	—	—	—	$—	—	40,948	$2,051,085	—	$—
Gregory B. Graves	—	22,029	—	$12.20	2/19/2023	—	$—	—	$—
	—	25,974	—	$21.60	2/19/2024	—	$—	—	$—
	10,205	30,615	—	$31.10	2/19/2025	—	$—	—	$—
	—	40,492	—	$33.33	2/19/2026	—	$—	—	$—
	—	—	—	$—	—	—	$—	16,633	$833,130
	—	—	—	$—	—	—	$—	15,330	$767,864
	—	—	—	$—	—	—	$—	16,899	$846,471
	—	—	—	$—	—	6,860	$343,617	—	$—
	—	—	—	$—	—	8,416	$421,557	—	$—
	—	—	—	$—	—	9,645	$483,118	—	$—
	—	—	—	$—	—	14,400	$721,296	—	$—
Todd J. Edlund	9,739	—	—	$13.49	2/19/2022	—	$—	—	$—
	46,266	15,422	—	$12.20	2/19/2023	—	$—	—	$—
	20,328	20,328	—	$21.60	2/19/2024	—	$—	—	$—
	9,696	29,088	—	$31.10	2/19/2025	—	$—	—	$—
	—	40,492	—	$33.33	2/19/2026	—	$—	—	$—
	—	—	—	$—	—	—	$—	13,009	$651,642
	—	—	—	$—	—	—	$—	14,563	$729,463
	—	—	—	$—	—	—	$—	16,899	$846,471
	—	—	—	$—	—	4,803	$240,582	—	$—
	—	—	—	$—	—	1,875	$93,919	—	$—
	—	—	—	$—	—	6,580	$329,592	—	$—
	—	—	—	$—	—	9,162	$458,925	—	$—
	—	—	—	$—	—	14,400	$721,296	—	$—
Susan Rice	4,665	13,995	—	$31.10	2/19/2025	—	$—	—	$—
	—	17,716	—	$33.33	2/19/2026	—	$—	—	$—
	—	—	—	$—	—	—	$—	7,005	$350,865
	—	—	—	$—	—	—	$—	7,392	$370,265
	—	—	—	$—	—	12,620	$632,136	—	$—
	—	—	—	$—	—	4,407	$220,747	—	$—
	—	—	—	$—	—	6,300	$315,567	—	$—
Stuart Tison	6,654	6,654	—	$21.60	2/19/2024	—	$—	—	$—
	3,217	9,651	—	$31.10	2/19/2025	—	$—	—	$—
	—	12,652	—	$33.33	2/19/2026	—	$—	—	$—
	—	—	—	$—	—	—	$—	4,263	$213,554
	—	—	—	$—	—	—	$—	4,830	$241,910
	—	—	—	$—	—	—	$—	5,282	$264,550
	—	—	—	$—	—	2,049	$102,634	—	$—
	—	—	—	$—	—	2,053	$102,635	—	$—
	—	—	—	$—	—	2,158	$108,094	—	$—
	—	—	—	$—	—	3,036	$152,073	—	$—
	—	—	—	$—	—	4,500	$225,405	—	$—

(1)

These options vest as follows in the order in which the options are listed in the above table: Mr. Loy – 64,482 shares on February 19, 2020; 34,998 shares on February 19th of each of 2020 and 2021; 27,044 shares on February 19th of each of 2020, 2021 and 2022 and 28,785 shares on February 19th of each of 2020, 2021, 2022 and 2023; Mr. Graves – 22,029 shares on February 19, 2020; 12,987 shares on February 19th of each of 2020 and 2021; 10,205 shares on February 19th of each of 2020, 2021 and 2022; and 10,123 shares on February 19th of each of 2020, 2021, 2022 and 2023; Mr. Edlund – 15,422 shares on February 19, 2020; 10,164 shares on February 19th of each of 2020 and 2021; 9,696 shares on February 19th of each of 2020, 2021; and 2022; and 10,123 shares on February 19th of each of 2020, 2021, 2022 and 2023; Ms. Rice – 4,665 shares on February 19th of each of 2020, 2021 and 2022; and 4,429 shares on February 19th of each of 2020, 2021, 2022 and 2023; and Mr. Tison – 3,327 shares on February 19th of each of 2020 and 2021; 3,217 shares on February 19th of each of 2020, 2021 and 2022; and 3,163 shares on February 19th of each of 2020, 2021, 2022 and 2023.

(2)

Restrictions on the indicated restricted stock units lapse as follows in the order in which the awards are listed in the above table: Mr. Loy – 20,080 shares on February 19, 2020; 11,343 shares on February 19th of each of 2020 and 2021; 8,520 shares on February 19th of each of 2020, 2021 and 2022; and 10,237 shares on February 19th of each of 2020, 2021, 2022 and 2023; Mr. Graves – 6,860 shares on February 19, 2020; 4,208 shares on February 19th of each of 2020 and 2021; 3,215 shares on February 19th of each of 2020, 2021 and 2022; and 3,600 shares on February 19th of each of 2020, 2021, 2022 and 2023; Mr. Edlund – 4,803 shares on February 19, 2020; 1,875 shares on August 15, 2020; 3,290 shares on February 19th of each of 2020 and 2021; 3,054 shares on February 19th of each of 2020, 2021 and 2022; and 3,600 shares on February 19th of each of 2020, 2021, 2022 and 2023; Ms. Rice – 6,310 shares on November 15th of each of 2020 and 2021; 1,469 shares on February 19th of each of 2020, 2021 and 2022; and 1,575 shares on February 19th of each of 2020, 2021, 2022 and 2023; and Mr. Tison – 2,049 shares on February 19, 2020; 2,053 on August 15, 2020; 1,079 shares on February 19th of each of 2020 and 2021; 1,012 shares on February 19th of each of 2020, 2021 and 2022; and 1,125 shares on February 19th of each of 2020, 2021, 2022 and 2023.

(3)

The indicated value is calculated using the closing price for the Company’s common stock on the last trading day of 2019 ($50.09). The indicated value includes any dividend equivalents (in the case of performance share units granted in 2017 and 2018, on a dividends-reinvested basis) accrued through December 31, 2019 with respect to the unvested shares. Shares issuable in respect of reinvested dividend equivalents are included in the number of unearned, unvested shares in column (i) and are valued at the per share price indicated above. The indicated value includes aggregate dividend equivalents payable in cash upon vesting of the underlying awards for performance share units granted in 2019 and all restricted stock units in the amount of: (a) in the case of Mr. Loy – $29,820; (b) in the case of Mr. Graves – $10,822; (c) in the case of Mr. Edlund – $10,576; (d) in the case of Ms. Rice – $4,830; and (e) in the case of Mr. Tison – $3,393.

(4)

These performance share units provide the opportunity to earn shares of the Company on a scale of from 0 to 150% of the number of units originally granted, plus any accrued dividends, based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year performance period and are fully vested when earned, subject to a cap equal to 300% of the value of the original grant. The shares indicated are based on the Company achieving maximum performance goals. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation” above. For performance share units granted in 2017 and 2018, the number of shares includes shares issuable in connection with the reinvestment of dividend equivalents accrued through December 31, 2019 with respect to unvested shares.

Fiscal Year 2019 Option Exercises and Stock Vested

The following table provides information regarding stock options exercised by, and the number of shares of stock vested with respect to, the named executive officers during the fiscal year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Bertrand Loy	—	$—	117,709	$4,212,189
Gregory B. Graves	63,141	$1,407,424	41,053	$1,467,961
Todd J. Edlund	29,377	$632,804	31,449	$1,134,111
Susan Rice	—	$—	7,779	$363,547
Stuart Tison	—	$—	7,953	$287,919

(1)

Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise (or sale price if the shares were sold on the date of exercise).

(2)	Represents restricted stock units and performance share units that vested during the fiscal year.
(3)

Value realized on vesting of stock awards is based on the closing value of the Company’s common stock on the date of vesting plus the dollar value of dividend equivalents payable upon vesting of the underlying award.

Nonqualified Deferred Compensation

Pursuant to the Company’s Supplemental Executive Retirement Plan, certain executives, including the named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives each year for amounts to be contributed in the following year. Compensation that may be deferred into this non-qualified retirement plan includes employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under this non-qualified retirement plan may be made only upon the retirement, death, disability or other termination of employment with the Company and shall, generally, be paid in a lump sum six months following the date of such termination. No distributions from this non-qualified retirement plan may be made to a participant while still employed by Entegris. Participants are 100% vested with respect to participant and employer matching contributions. Participant accounts under this non-qualified retirement plan are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same investment funds as are offered with respect to the 401(k) Plan accounts.

Fiscal Year 2019 Nonqualified Deferred Compensation Table

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2019 under the Entegris, Inc. Supplemental Executive Retirement Plan (SERP):

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Bertrand Loy	$60,745	$70,976	$395,014	$—	$2,012,503
Gregory B. Graves	$18,569	$26,215	$139,116	$—	$889,524
Todd J. Edlund	$33,943	$27,461	$26,971	$—	$339,488
Susan Rice	$7,413	$15,688	$2,186	$—	$34,940
Stuart Tison	$—	$12,432	$15,374	$—	$94,569

(1)

The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under this non-qualified retirement plan. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 5 to the Summary Compensation Table above in clause (b) of that footnote.

(2)

The amounts listed for each of the named executive officers in column (d) is determined by the size of the non-qualified retirement plan account of the respective named executive officers and by their respective investment elections under the SERP from among the same investment funds that are offered under the Company’s 401(k) plan.

(3)

The amounts in column (f) represent the fully vested balance as of December 31, 2019 and include amounts deferred in previous years. These amounts include contributions reported in the summary compensation table for years 2018 and 2017 as follows: Mr. Loy, $59,789 and $56,403, respectively; Mr. Graves, $23,363 and $20,098, respectively; Mr. Edlund, $24,916 and $21,915, respectively; Ms. Rice, $9,653 and $0, respectively; and Mr. Tison, $11,289 and $0, respectively.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of investment funds as are offered under the Company’s 401(k) plan. During 2019, none of the named executive officers participated in this plan.

Potential Payments Upon Termination or Change In Control

There are currently in effect Executive Change in Control Termination Agreements with Mr. Loy, Mr. Graves, Mr. Edlund, Ms. Rice and Mr. Tison to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. In general, a Change in Control shall be deemed to have occurred when (1) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, (2) if those members who constituted a majority of the Board of Directors cease to be so or (3) if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change in Control the executive’s employment is terminated by the Company without cause (as defined in the agreement – generally gross dereliction of duty, fraud, embezzlement or theft, material breach of fiduciary duty or certain non-competition, non-solicitation and confidentiality obligations, or conviction of a felony or crime involving moral turpitude) or if the executive terminates employment for “good reason” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger”, then the executive will become immediately entitled to:

(i)	payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;

(ii)

a lump-sum severance payment equal to the sum of two times (or, in the case of Mr. Loy, three times) the executive’s base salary plus two times (or, in the case of Mr. Loy, three times) the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;

(iii)	medical, dental and life insurance benefits for executive and executive’s family members for a period of two years (or, in the case of Mr. Loy, three years) following the date of termination;

(iv)

immediate vesting of all unvested equity awards, and, in the case of stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options); and

(v)	up to $15,000 of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2019:

Name	Salary ($)	Cash Variable Compensation Payment(1)	Insurance and other Benefits(2)	Net Value of Acceleration of Vesting of In-The Money Options (3)	Aggregate Value of Acceleration of Vesting of Restricted Stock, Restricted Stock Units and Performance Share Units(4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Bertrand Loy	$2,625,000	$3,559,800	$72,411	$7,907,852	$9,214,787	$23,379,850
Gregory B. Graves	$940,000	$922,050	$44,741	$2,834,703	$2,937,899	$7,679,393
Todd J. Edlund	$990,000	$942,540	$44,741	$2,394,511	$2,801,742	$7,173,534
Susan Rice	$750,000	$590,112	$40,450	$562,685	$924,171	$2,867,418
Stuart Tison	$700,000	$495,300	$51,637	$584,892	$1,031,300	$2,863,129

(1)

Amounts for Mr. Loy, Mr. Graves, Mr. Edlund, Ms. Rice and Mr. Tison are based upon the variable compensation paid in 2018, which was the highest variable compensation paid to each such named executive officer for the three fiscal years immediately preceding 2019.

(2)

Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2019 (with an assumed 5% premium increase per year on medical insurance), the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance and the cost paid by the Company for the outplacement allowance referred to above.

(3)

Reflects the net value of in-the-money unvested stock options based on the closing price of the Company’s stock on the last trading day of 2019. The net value of in-the-money vested and unvested stock options based on the closing price of the Company’s stock on the last trading day of 2019, is: (a) in the case of Mr. Loy – $24,003,433; (b) in the case of Mr. Graves – $3,028,496; (c) in the case of Mr. Edlund – $5,267,249; (d) in the case of Ms. Rice – $651,274; and (e) in the case of Mr. Tison – $835,556.

(4)

Reflects the value of restricted stock units and performance share units, which are calculated assuming the Company achieves maximum performance (150% of target performance), prorated as of December 31, 2019, subject to valuation caps and valued based on the closing price of the Company’s stock on the last trading day of 2019 ($50.09), plus accrued dividends. The value of accrued dividends is: (a) in the case of Mr. Loy – $29,820; (b) in the case of Mr. Graves – $10,822; (c) in the case of Mr. Edlund – $10,576; (d) in the case of Ms. Rice – $4,830; and (e) in the case of Mr. Tison – $3,393.

The change in control agreements for Mr. Graves and Mr. Edlund also provide for a tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. We estimate that, based on the value of the payments and acceleration of vesting that would occur upon an assumed change in control and simultaneous termination of employment on December 31, 2019, calculated in accordance with IRS guidance, neither Mr. Graves nor Mr. Edlund would be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, and therefore would not be entitled to receive any gross-up payment in connection with such change-in-control benefits. The calculation of any applicable excise tax is complex and depends on many variables, including the executive’s historical compensation prior to termination and the value of termination benefits, which depends in part on the value of our common stock on the date of termination. Accordingly, this estimate of a gross-up payment may not apply to termination of employment on any subsequent date, and the amount of any actual gross-up payment could be materially greater than such estimate. Pursuant to the Company’s policy, change in control agreements entered into after 2013 do not contain any change in control tax gross-up provisions.

The change in control agreements also include a confidentiality covenant and two-year post-termination non-competition and non-solicitation covenants by each named executive officer (or, in the case of Mr. Loy, three years).

Severance Benefits in Connection with Termination. As describe above in “Chief Executive Officer Compensation” and “Employment Agreements”, Mr. Loy and Mr. Graves have certain agreements with the Company that provide for severance in the event they are terminated by us without “cause” or if they are terminated “for good reason” or, in the case of Mr. Loy, if the Company does not renew the CEO Agreement. Please see those discussions for a detailed description of the terms of those agreements and a description of the estimated payments and benefits to which they may be entitled.

Treatment of Equity Awards in Connection with a Change in Control or Certain Other Terminations. With respect to performance share units, if the awards held by executives are assumed or continued in connection with a change in control, performance would be determined based on actual performance through the consummation of a change in control and the awards would continue to vest following such change in control based on continued service through the end of the performance period, except that if the executive is terminated without cause or resigns with good reason during the 24 months following the change in control, the award would generally vest “double-trigger” upon such termination. If performance share units are not assumed or continued in connection with a change in control, awards held by executives would generally vest upon the consummation of the change in control, with performance determined based on actual performance through the consummation of the change in control. If, prior to a change in control, an executive dies, becomes permanently disabled or retires at age 65 with ten consecutive years of employment, the executive would generally be entitled to receive the performance shares to the extent earned at the end of the three-year performance period (or, if earlier, a change in control), but the amount payable would be prorated for the executive’s period of employment.

With respect to restricted stock units and stock options, if the awards are assumed or continued in connection with a change in control, the awards would generally vest “double-trigger” upon the executive’s termination without cause, or upon the executive’s resignation for good reason within 24 months after the change in control, and any such options would be exercisable for 24 months after termination (or, if earlier, until expiration of the option). If such restricted stock units and stock options held by executives are not assumed or continued in connection with a change in control, the awards would generally vest upon the consummation of the change in control. In addition, in the event of a “covered transaction” (which is generally defined as (i) a consolidation or merger in which Entegris is not the surviving corporation or which results in the acquisition of all of Entegris’ common stock by a single person or entity or group of persons acting in concert, (ii) a sale or transfer of all or substantially all of Entegris’ assets, or (iii) a dissolution or liquidation of Entegris), outstanding restricted stock units and stock options would vest in full upon the consummation of the covered transaction. Further, if an executive retires with the consent of the administrator, restricted stock units would generally vest upon retirement, and options would remain exercisable for four years (or, if earlier, until expiration of the option) and would continue to vest during such period.

The value of acceleration of vesting for the named executive officers in the foregoing scenarios would generally be the same as the amounts set forth in columns (e) and (f) in the table in “Potential Payments upon Termination or Change in Control” above, assuming the occurrence of a change in control and termination of employment on December 31, 2019 or the death, permanent disability or retirement of the executive on that date (with shares valued based on the closing price of the Company’s stock on the last trading day of 2019 ($50.09)), except that performance share units vesting on a prorated basis upon retirement, assuming retirement with the consent of the plan administrator on December 31, 2019, would have the following values: (a) in the case of Mr. Loy – $17,122,639; (b) in the case of Mr. Graves – $5,772,602; (c) in the case of Mr. Edlund – $5,196,254; (d) in the case of Ms. Rice – $1,486,856; and (e) in the case of Mr. Tison – $1,616,193.

CEO Pay Ratio

In 2019, to determine the pay ratio required by Item 402(u) of Regulation S-K, the Company first identified the median employee using our global employee population as of December 31, 2019, which included all global full-time, part-time, temporary, and seasonal employees that were employed on that date. The Company used “gross wages paid” as the consistently applied compensation measure across its global employee population, measured from January 1 through December 31, 2019, to calculate the median employee compensation. The Company annualized the compensation for any full-time and part-time employees that it hired in 2019 and that were employed on December 31, 2019. The Company determined this median employee’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K, and compared it to the total compensation of our CEO, as detailed in the Summary Compensation Table for 2019 to arrive at the pay ratio disclosed below. The Company’s median employee’s 2019 annual total compensation was approximately $54,902 and the Company’s CEO’s 2019 annual total compensation was $5,426,049. As a result, pursuant to Item 402(u) of Regulation S-K, the Company’s 2019 CEO to median employee pay ratio is approximately 99:1.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are James F. Gentilcore, Chair, R. Nicholas Burns, James P. Lederer, and Azita Saleki-Gerhardt. No member of the Management Development & Compensation Committee was at any time during fiscal year 2019 an officer or employee of either the Company or of any subsidiary, or was at any time formerly an officer of the Company, nor has any member of such committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2019, no executive officer of the Company served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The information in this report of the Management Development & Compensation Committee shall not be deemed to be “soliciting material”, “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act and is not incorporated by reference into any filings of the Company with the SEC, irrespective of any general incorporation language contained in any such filing.

James F. Gentilcore, Chair

R. Nicholas Burns

James P. Lederer

Azita Saleki-Gerhardt

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

Except as noted therein, the following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee for director of the Company; each of the named executive officers; and all directors and executive officers of the Company as a group as of March 6, 2020 or subject to acquisition by any of them within sixty days following that date. This information is based on information provided by each director, nominee for director and executive officer, and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned(1)(2)		% of Class(3)
Michael A. Bradley	57,462		*
R. Nicholas Burns	43,361		*
James F. Gentilcore	26,157	(4)	*
James P. Lederer	22,527		*
Paul L.H. Olson	36,173		*
Azita Saleki-Gerhardt	11,556		*
Brian F. Sullivan	103,010		*
Bertrand Loy	1,209,968	(5)	*
Gregory B. Graves	60,005		*
Todd Edlund	224,391		*
Susan Rice	34,737		*
Stuart Tison	74,099		*
All Directors and Executive Officers as a Group (18) persons (including those listed above):	2,228,035	(6)	1.7%

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)

Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following named executive officers have the right to acquire within 60 days following March 6, 2020: Mr. Loy – 674,353 shares; Mr. Graves – 50,779 shares; Mr. Edlund – 95,675 shares; Ms. Rice 22,617 shares and Mr. Tison – 16,033 shares.

(2)

Includes restricted stock units that vest within 60 days following March 6, 2020 as follows: Mr. Bradley – 3,569 shares; Mr. Burns – 3,569 shares; Mr. Gentilcore – 3,569 shares; Mr. Lederer – 3,569 shares; Mr. Olson – 3,569 shares; Ms. Saleki-Gerhardt – 3,569 shares; and Mr. Sullivan – 3,569 shares.

(3)	Calculated based on 135,009,044 issued and outstanding shares of Entegris common stock as of March 6, 2020.
(4)	Includes 22,588 shares indirectly owned through a family trust.
(5)	Includes 91,000 shares indirectly owned through a family trust.
(6)	Includes 1,124,429.00 shares subject to acquisition by executive officers and directors within 60 days following March 6, 2020 including those described in footnotes 1 and 2 above.

Other Principal Holders of Entegris Common Stock

Based on reports filed with the SEC through March 17, 2020, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2019:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
T. Rowe Price Associates, Inc.	18,119,933	(2)	13.4%
100 E. Pratt Street
Baltimore, MD 21202

The Vanguard Group	12,290,961	(3)	9.1%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	8,676,654	(4)	6.4%
55 East 52nd Street
New York, NY 10055

GMT Capital Corp.	8,074,480	(5)	6.0%
2100 RiverEdge Parkway, Suite 840
Atlanta, GA 30328

(1)	Calculated based on 135,009,044 outstanding shares of Entegris common stock as of March 6, 2020.
(2)

Based on information set forth in the Schedule 13G/A filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc., a registered investment advisor (“T. Rowe Price”), relating to Entegris common stock. T. Rowe Price reported having sole dispositive power with respect to 18,119,933 of such shares, shared dispositive power with respect to no shares, sole voting power with respect to 5,139,170 of such shares and shared voting power with respect to no shares.

(3)

Based on information set forth in the Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, a registered investment advisor (“Vanguard”), relating to Entegris common stock. Vanguard reported having sole dispositive power with respect to 12,210,149 of such shares, shared dispositive power with respect to 80,812 of such shares, sole voting power with respect to 77,795 of such shares and shared voting power with respect to 20,323 of such shares.

(4)

Based on information set forth in the Schedule 13G filed with the SEC on February 7, 2020, by BlackRock, Inc., a holding company (“BlackRock”), relating to Entegris common stock. BlackRock reported having sole dispositive power with respect to 8,676,654 of such shares, shared dispositive power with respect to no shares, sole voting power with respect to 8,123,564 of such shares and shared voting power with respect to no shares.

(5)

Based on information set forth in the Schedule 13G/A filed with the SEC on February 13, 2019 by GMT Capital Corp., an investment advisor (“GMT Capital”), relating to Entegris common stock, as owned by: (i) Bay Resource Partners, L.P. (“Bay I”) – 1,265,810 shares, (ii) Bay II Resource Partners, L.P. (“Bay II”) – 2,281,000 shares, (iii) Bay Resource Partners Offshore Master Fund, L.P. (“Offshore Fund”) – 4,182,010 shares, (iv) GMT Capital – 8,074,480 shares and (v) Thomas E. Claugus – 8,074,480 shares. GMT Capital, the general partner of Bay and Bay II, has the power to direct the affairs of Bay and Bay II, including the voting and disposition of shares. As the discretionary investment manager of the Offshore Fund and certain other accounts, GMT Capital has power to direct the voting and disposition of shares held by the Offshore Fund and such accounts. Mr. Claugus is the President of GMT Capital and in that capacity directs the operations of each of Bay and Bay II and the voting and disposition of shares held by the Offshore Fund and separate client accounts managed by GMT Capital.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10 percent of Entegris Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. For 2019, we believe all required reports were filed on or before the applicable due date, except for one Form 4 for Clint Haris with respect to one transaction and for one Form 5 for James F. Gentilcore with respect to one gift transaction.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is currently composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee meet the standards of independence applicable to members of audit committees that are set forth in the Audit & Finance Committee Charter, the Nasdaq Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Exchange Act.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2019, which selection was ratified by the Stockholders at the 2019 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and report of the independent registered public accounting firm on each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm for 2019, the audited financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. These rules require the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit & Finance Committee concerning independence. The PCAOB requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit-related and tax services to Entegris by the independent registered public accounting firm, which are referred to under PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020 below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

In performing all of these functions, the Audit & Finance Committee acted only in an oversight capacity. The members of the Audit & Finance Committee necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information in this report of the Audit & Finance Committee shall not be deemed to be “soliciting material”, “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act and is not incorporated by reference into any filings of the Company with the SEC, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

James P. Lederer, Chair

Michael A. Bradley

James F. Gentilcore

Brian F. Sullivan

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2020

KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2019, 2018 and 2017 and for previous fiscal years. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2020 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2020 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2019 and 2018, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2019 and 2018 were:

Service	2019	2018
Audit Fees	$1,755,000	$1,775,000
Audit-Related Fees	—	—
Tax Fees	520,000	512,000
All Other Fees	—	—

Total	$2,275,000	$2,287,000

The Audit services for the years ended December 31, 2019 and 2018 consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002; the statutory audits of certain of the

Company’s foreign subsidiaries; the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; incremental audit services in connection with our acquisitions of SAES Pure Gas, Digital Specialty Chemicals Limited, MPD Chemicals, and Hangzhou Anow Microfiltration Co., Ltd., an auditor’s consent related to the terminated merger transaction with Versum Materials, Inc., a comfort letter in connection with the refinancing of our credit facility in 2018, and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Tax services for the year ended December 31, 2019 and 2018 were for services related to tax compliance, tax planning and tax advice for the Company.

There were no fees for Audit-Related or All Other services for the years ended December 31, 2019 or 2018.

The charter of the Audit & Finance Committee requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non-audit services (“Services”). Under this policy, Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chair of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chair is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2019 and 2018 in the table above received pre-approval by the Company’s Audit & Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table above. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this proxy statement. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:	That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation paid to Entegris’ named executive officers, as disclosed in Entegris’ Proxy
Statement for the 2020 Annual Meeting of Stockholders under the heading entitled
“Compensation of Executive Officers” pursuant to Item 402 of Regulation S-K, including the
Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board of Directors and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. The Board of Directors has adopted a policy of providing for annual advisory stockholder votes on executive compensation. Unless the Board of Directors modifies its policy on the frequency of holding such advisory votes, the next advisory vote will occur in 2021.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION

OF THE ABOVE RESOLUTION INDICATING APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – APPROVAL OF ENTEGRIS, INC. 2020 STOCK PLAN

The Board of Directors believes that the effective use of long-term incentive compensation has been integral to our success in the past and is vital to our ability to achieve strong performance in the future. In recent years, the principal form of long-term compensation that we have used has been equity compensation. Currently, the only plan under which we may grant equity compensation is the Entegris, Inc. 2010 Stock Plan (the “Prior Plan”), which will expire by its terms on May 5, 2020. In order to enable us to continue to award long-term compensation in the form of equity awards, the Board Directors proposes to replace the Prior Plan with a new plan. Accordingly, the Board of Directors is seeking stockholder approval of the Entegris, Inc. 2020 Stock Plan (the “2020 Plan”), which initially authorizes 9,300,000 shares of our common stock for issuance pursuant to awards to be granted under the 2020 Plan, less any awards granted under the Prior Plan between December 31, 2019 and the effective date of the 2020 Plan. The Board of Directors approved the 2020 Plan on February 5, 2020, subject to stockholder approval at the Annual Meeting. The Board of Directors recommends that stockholders approve the 2020 Plan.

If the 2020 Plan is approved by our stockholders, it will replace the Prior Plan, and no new awards will be made under the Prior Plan. If the 2020 Plan is not approved, we will cease to be able to grant equity awards because the Prior Plan will expire before the Annual Meeting. This will put us at a significant disadvantage in properly compensating and incentivizing our executives and other employees, as equity incentives are an important component of our compensation program. In the opinion of the Board of Directors, the replacement of the Prior Plan is necessary to continue to attract, retain and motivate executives, employees and directors and to align their interests with those of our shareholders.

As of December 31, 2019, 8,211,482 shares of our common stock were available for the grant of awards under the Prior Plan. The proposed authorization of 9,300,000 shares under the 2020 Plan is comprised of the 8,211,482 shares that remained available for grant under the Prior Plan as of December 31, 2019, plus 1,088,518 new shares. Any awards granted under the Prior Plan after December 31, 2019 and before the effective date of the 2020 Plan (the “Transition Period”) will reduce, on a share-for-share basis, the number of shares authorized for issuance under the 2020 Plan. Further, any shares (a) that were subject to outstanding awards under the Prior Plan on December 31, 2019, as well as any shares subject to awards granted under the Prior Plan during the Transition Period, which shares are subsequently forfeited, cancelled or reacquired by us, or are subject to awards that expire, otherwise terminate or are satisfied without issuance of common stock and (b) that, if such award had been issued under the 2020 Plan, would again be available for issuance under the 2020 Plan (the “Rollover Shares”) will increase, on a share-for-share basis, the number of shares authorized for issuance under the 2020 Plan.

As noted above, if the 2020 Plan is approved by stockholders, no new awards will be made under the Prior Plan. Outstanding awards under the Prior Plan will continue to be governed by the terms of the Prior Plan until the awards expire or are exercised, terminated or cancelled. As of December 31, 2019, there were outstanding under the Prior Plan 1,575,000 stock options with a weighted average exercise price of $21.39 and a weighted average remaining term of 3.97 years, 1,250,400 awards of restricted stock and restricted stock units, and 217,016 performance shares (based on target value). On March 16, 2020, the closing price of our common stock on the Nasdaq Global Select Market was $41.69 per share.

Under the Prior Plan, grants of awards during 2019, 2018 and 2017 averaged approximately 950,000 shares per year, representing a three-year average burn rate of approximately 0.7% (i.e., the number of shares granted in the year divided by the weighted average number of shares of common stock outstanding during the year, as calculated for purposes of our consolidated financial statements). Our burn rate approximated 0.7% during each of 2019, 2018 and 2017.

The total potential fully-diluted overhang attributable to our equity compensation program (including both outstanding awards and the shares that will become available for grant under the 2020 Plan if it is approved by our stockholders, but excluding shares available under our separate Employee Stock Purchase Plan) is 8.4% (as of March 6, 2020). Only 0.7% of this dilution is attributable to the incremental shares available under the 2020 Plan relative to the Prior Plan. Our Board of Directors believes that the potential dilution attributable to our equity compensation program is reasonable in light of our strategic and long-term growth priorities.

The 2020 Plan will initially be administered by the Management Development & Compensation Committee of our Board of Directors (the “Committee”), except that, in accordance with our corporate governance policies, awards to the non-employee directors are determined and approved by the Board of Directors, based upon the recommendation of the Committee. For more information concerning the administration of the 2020 Plan, see “Description of the 2020 Plan – Administration” below.

FACTORS TO CONSIDER

Key Provisions of the 2020 Plan

The 2020 Plan includes a number of provisions designed to serve shareholders’ interests and facilitate effective corporate governance, including the following:

•

Independent Plan Administration – The Plan is administered by the Committee (except for the approval of awards to non-employee directors), which is intended to be composed entirely of “non-employee directors,” as that term is defined in Rule 16b-3 under the Exchange Act, and “independent directors” as defined under Nasdaq listing rules.

•

Fixed Term and No “Evergreen” Provision – The 2020 Plan has a term of ten years and does not contain an “evergreen” provision. The Plan fixes the number of shares available for future grants and does not provide for any fixed annual increase or any increase based on increases in the number of outstanding shares of common stock.

•

Limitations on Compensation of Non-Employee Directors – The 2020 Plan limits the aggregate grant date fair value of all awards granted to any non-employee director during any single calendar year, plus the total cash consideration paid to such director for services rendered as a director for such calendar year, to $750,000. The Board of Directors may make exceptions to this limit for a non-executive Chair of the Board with the approval of a majority of the disinterested directors.

•

No Stock Option/Stock Appreciation Right (“SAR”) Repricing/Exchange – The 2020 Plan does not permit the repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without shareholder approval.

•

Restrictions on Dividends and Dividend Equivalents on Unvested Awards – All dividends and dividend equivalents, if any, that may be payable in connection with any award under the 2020 Plan will be subject to the same vesting terms and risks of forfeiture as the underlying award.

•

Clawback Policy – Awards under the 2020 Plan will be subject to recoupment as provided by law, the provisions of the applicable award agreement and any clawback policy that we may implement from time to time. For information on our current policy, see “Compensation of Executive Officers – Clawback Policy” elsewhere in this Proxy Statement.

•

No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of our common stock on the date of grant.

•

No Liberal Change-in-Control Definition. The 2020 Plan does not include a “liberal” change-in-control definition. Specifically, any merger or other business combination, including a sale of all or substantially all of our assets, must be consummated in order to constitute a change in control.

•	No Excise Tax Gross-ups. The 2020 Plan does not provide for any tax gross-ups for any potential parachute payments or other excise taxes.

•

Transfer Restrictions. No award under the 2020 Plan, and no shares of common stock subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, are transferable other than by will or the laws of descent and distribution.

Grants under the 2020 Plan

Awards under the 2020 Plan are granted at the discretion of the Committee. While it is not possible to determine at this time the amount of any awards that may be made under the 2020 Plan if our stockholders approve the 2020 Plan, we anticipate that, unless we change our current compensation structure for our non-employee directors, each of our directors who is not one of our executive officers or employees (of whom there are currently seven) will receive in 2020 an annual equity award of $145,000 worth of restricted stock units valued on the date of the Annual Meeting, with restrictions lapsing on the earlier of the date of the next annual meeting of stockholders or the first anniversary of the award date.

DESCRIPTION OF THE 2020 PLAN

The following description of the 2020 Plan summarizes the plan but may not describe all of the provisions of the plan that are important to you. We refer you to the full text of the 2020 Plan for more complete information. A copy of the 2020 Plan is attached to this proxy statement as Annex 1 and is incorporated herein by reference.

Purpose

The purposes of the 2020 Plan are to help us to attract, recruit and retain qualified individuals to serve as employees, directors, consultants and advisors, provide incentives to these individuals that align with the interests of our stockholders and promote the success of our business. We believe that, by encouraging these individuals to acquire a proprietary interest in our growth and performance, their efforts will be stimulated to achieve our long-term objectives.

Administration

The 2020 Plan is administered by the Committee. Each member of the Committee is intended to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under Nasdaq listing rules. The Committee is currently comprised of four directors, each of whom meets both of the foregoing definitions. The Committee will have the authority to interpret the 2020 Plan, to establish and revise rules and regulations relating to the 2020 Plan, and to make any other determinations it believes necessary or advisable for the administration of the 2020 Plan. The Committee may delegate to one or more directors or executive officers any or all of its authority and duties with respect to the granting of awards at fair market value to individuals who are not, and who are not reasonably likely to become, reporting persons subject to Section 16 of the Exchange Act.

Under the terms of the 2020 Plan, the Committee has the authority to, among other things:

•	select the employees, directors, consultants and advisors to whom awards may be granted;

•	determine the type or types of awards to be granted to each participant and the number of shares of our common stock to be covered by each award;

•	determine the terms and conditions, not inconsistent with the provisions of the 2020 Plan, of any award;

•	determine whether, to what extent, and under what circumstances awards may be settled in cash, common stock or other property;

•

determine whether, to what extent, and under what circumstances cash, common stock, other property and other amounts payable with respect to an award made under the 2020 Plan will be deferred either automatically or at the election of the participant;

•	determine whether, to what extent, and under what circumstances any award will be forfeited, canceled, suspended, vested or accelerated, in whole or in part;

•	interpret and administer the 2020 Plan and any instrument or agreement entered into under, or in connection with, the 2020 Plan, including any award agreement;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan or any award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

•	establish such rules and regulations and appoint such agents and/or committees of our employees as appropriate for the proper administration of the 2020 Plan;

•	determine whether any award, other than a stock option or SAR, will have dividend equivalents; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2020 Plan.

Eligibility

Awards may be granted under the 2020 Plan to our executive officers, employees, non-employee directors, and consultants and advisors and those of our affiliates and subsidiaries, as determined by the Committee. As of March 6, 2020, approximately 4,950 employees (including 11 executive officers), 7 non-employee directors, and 200 consultants and advisors were eligible to participate in the 2020 Plan, subject to the approval of our stockholders.

Number of Shares Available for Award

Subject to certain equitable adjustments and other adjustments (each as described below), the maximum aggregate number of shares of common stock authorized for grant under the 2020 Plan is 9,300,000 shares, less (i) any shares subject to awards granted under the Prior Plan during the Transition Period, which will reduce, on a share-for-share basis, the number of shares authorized for issuance under the 2020 Plan, and plus (ii) any Rollover Shares, which will increase, on a share-for-share basis, the number of shares authorized for issuance under the 2020 Plan. All of the shares available for grant under the 2020 Plan may be granted as incentive stock options at the discretion of the Committee, except as noted below with respect to plans assumed in connection with certain acquisitions. The shares of common stock deliverable under the 2020 Plan will consist of authorized and unissued shares, treasury shares or shares purchased in the open market.

If any shares of common stock subject to an award under the 2020 Plan: (A) are forfeited, canceled, reacquired by us for not more than the grantee’s purchase price, or expire, or (B) an award terminates, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award, the shares subject to the award may be used again for awards under the 2020 Plan to the extent of the forfeiture, cancelation, reacquisition, expiration, termination, cash settlement or non-issuance. The following shares of common stock will be added to the shares available for issuance under the 2020 Plan: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an award (or an award granted under the Prior Plan), (ii) shares tendered by the participant or withheld by us to satisfy withholding taxes with respect to an award (or an award granted under the Prior Plan), and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise. Shares of common stock issued under awards made in substitution or exchange for, or upon assumption of, awards granted by a company acquired by us or an affiliate, or with which we or any affiliate merge(s), consolidate(s) or combine(s), do not reduce the maximum number of shares that may be issued under the 2020 Plan, nor will any shares subject to such substitute awards be available for issuance under the plan upon any forfeiture, cancellation, reacquisition, expiration, termination cash settlement or non-issuance with respect to such substitute awards. In addition, if an entity acquired by us or an affiliate, or with which we or any affiliate merge(s), consolidate(s) or combine(s), has shares or other securities remaining available under a pre-existing plan approved by its stockholders or other equity holders (and not adopted in contemplation of such acquisition), the available shares or other securities available under such plan (adjusted to reflect the exchange or valuation ratio in the acquisition, merger, consolidation or combination) may be used for awards (other than incentive stock options) under the 2020 Plan and will not reduce the maximum number of shares of common stock that may be issued under the 2020 Plan. Under current Nasdaq listing rules, any awards using such available shares may not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition, merger, consolidation or combination, and may only be made to individuals who were not our employees or directors before the acquisition, merger, consolidation or combination.

Limitations on Grants to Non-Employee Directors. The 2020 Plan limits the aggregate grant date fair value of all awards granted to any non-employee director during any single calendar year, plus the total cash consideration paid to such director for services rendered as a director for such calendar year, to $750,000. This limitation will not apply to amounts paid to a non-employee director for services provided in any capacity other than as a non-employee director. The Board of Directors may make exceptions to this limit for a non-executive Chair of the Board of Directors with the approval of a majority of the disinterested directors.

Adjustments. In the event of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, merger or similar change in capital structure involving our common stock, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended under the 2020 Plan, will substitute or equitably adjust the number, class and kind of securities or other property that may be granted pursuant to the 2020 Plan or under particular forms of awards and the exercise and grant prices of and number, class and kind of securities or other property subject to outstanding awards.

Types of Awards

The 2020 Plan permits us to grant the following types of awards: (1) incentive and non-statutory stock options; (2) stock appreciation rights; (3) restricted stock and restricted stock units; (4) other share-based awards; and (5) unrestricted stock. Any award may be granted with performance-based conditions to vesting or exercisability. Awards may be granted either alone or in addition to or in tandem with any other type of award. Except as otherwise specified at the time of grant of any award, we do not receive any consideration for the grant of any award separate from the services provided to us by the recipient.

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified exercise price over a specified period of time, subject to the terms and conditions of the stock option grant. The per share exercise price of each stock option granted under the 2020 Plan must be at least 100% of the fair market value (as defined in the 2020 Plan) of one share of our common stock as of the date the award is granted to a participant and, with respect to incentive stock options, must not be less than the minimum exercise price required by Section 422 of the Code.

The Committee will fix the term of each stock option, but stock options granted under the 2020 Plan will not be exercisable more than ten years after the date of grant of the stock option (except that in circumstances where exercise of a non-statutory stock option would be prohibited on the last business day of its term as a result of a legal prohibition, black-out period or lock-up agreement, the term of such option will be extended for a period of thirty (30) days following the end of such prohibition). Each stock option will vest and become exercisable at such time or times, whether or not in installments, as determined by the Committee. Vested stock options may be exercised, in whole or in part, by giving notice of exercise to us, specifying the number of shares of stock to be purchased, and by paying in full the exercise price in cash or by certified check, bank check, wire transfer of immediately available funds, tender of unrestricted shares of our common stock and/or such other method as the Committee may permit. The holder of a stock option has the rights of a stockholder only as to shares of stock acquired upon the exercise of a stock option and not as to unexercised stock options.

After termination of service with us or any affiliate, a participant will be able to exercise his or her stock option for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the option agreement.

Stock Appreciation Rights. A SAR gives the holder of the SAR the right to receive during a specified period, upon exercise of the SAR, the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR will be at least 100% of the fair market value of one share of our common stock on the date of grant and a term not greater than ten years (except that in circumstances where exercise of a SAR would be prohibited on the last business day of its term as a result of a legal prohibition, black-out period or lock-up agreement, the term of the SAR will be extended for a period of thirty (30) days following the end of such prohibition). Payment by us upon the exercise of a SAR will be in cash, in whole shares of common stock or other property, or some combination of the foregoing. The Committee may impose any other terms and conditions on the exercise of a SAR as it deems appropriate. After termination of service with us or any affiliate, a participant will be able to exercise the SAR for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Restricted Stock and Restricted Stock Units. Shares of restricted stock and/or restricted stock units may be granted under the 2020 Plan, either for no consideration or for such consideration as the Administrator shall determine. Shares of restricted stock are shares granted subject to transfer restrictions and any other restrictions imposed by the Committee, which restrictions lapse upon satisfaction of such conditions as the Committee shall determine. Shares of restricted stock that have not vested may be forfeited to or repurchased by us on such terms and conditions as the Committee shall determine. A restricted stock unit is an award representing the right to receive, upon vesting, one share of our common stock (or a percentage or multiple of one share). Restricted stock units may vest separately or in combination at such time or times, in installments or otherwise, as the Administrator may determine. The number of shares of restricted stock or the number of restricted stock units granted, the purchase price, if any, vesting terms and conditions and such other conditions and/or restrictions as the Committee shall determine shall be set forth in an award agreement. Participants holding shares of restricted stock may be granted voting rights with respect to their shares, but participants holding restricted stock units will not have voting rights with respect to their restricted stock units. Holders of restricted stock units have the rights of a stockholder only as to shares of stock issued upon settlement of such restricted stock units, and restricted stock units may be settled in cash, shares of common stock, property or some combination of the foregoing as determined by the Committee. After termination of service with us or any affiliate, a participant will be able to retain his or her restricted shares and/or restricted stock units for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Other Share-Based Awards. Other share-based or share-related awards may be granted in such amounts and subject to such terms and conditions (including, without limitation, performance goals) as determined by the Committee and set forth in an award agreement. Each other stock-based award shall be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Committee. Other stock-based awards may be paid in cash, shares of common stock, other property or any combination of the foregoing, as determined by the Committee. If any other share-based awards are subject to performance goals, the number and/or value of other share-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met and only after the Committee shall have certified that the performance criteria with respect to the award has been achieved within the pertinent performance period. After termination of service with us or any affiliate, a participant will be able to retain his or her other stock-based awards for the period of time, if any, and on the terms and conditions determined by the Committee and stated in the award agreement.

Performance Conditions. The Administrator may determine that the vesting or exercisability of any award under the 2020 Plan will be subject to the achievement of one or more performance goals established by the Administrator, which will be based on the attainment of specified levels of one or more performance criteria. Such performance awards may be granted as performance shares or performance units and may be settled in cash, shares of common stock or other property or a combination thereof, as determined by the Committee. The specific performance criteria, the goals to be achieved during the performance period and the length of the performance period will be determined by the Committee and stated in the award agreement. Performance goals may be based on our overall company performance, the performance of an affiliate, division, business segment, business unit, product or service or based on performance relative to other companies, groups of companies, indices or other metrics. The Committee may take into account charges, gains or other amounts related to any event or occurrence that the Committee deems appropriate. Performance awards may not be paid until the Committee determines that the performance goal with respect to the award has been attained during the relevant performance period. The Committee may adjust, downwards or upwards, the amount payable pursuant to the performance award.

Performance goals on which awards under the 2020 Plan may be based include the following (which may apply individually or in combination and may include other metrics):

Net income

Adjusted net income

Earnings per share

Revenue, net revenue, sales or net sales

Cash flow or working capital

Gross profit or operating profit

Gross margin, operating margin or profit margin

Costs or expenses

Expense management

Earnings before any or all of interest, taxes, depreciation and amortization

Stock price, dividends and total shareholder return

Market share

Return on assets or net assets

Operating income

Return on capital employed

Return on investment or invested capital

Return on equity and return on adjusted equity

Book value or book value per share

Improvement in capital structure

Reductions in certain asset or cost categories

Strategic initiatives

Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

Unrestricted Stock. The Committee may grant or sell unrestricted stock to any participant, and such participant may receive shares of stock under the 2020 Plan that are free of any restrictions. This unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation we may owe to the participant.

Prohibition on Repricing

Except in connection with certain corporate transactions as described in the 2020 Plan, the Administrator will not, without the approval of our stockholders, reduce the exercise price of an option (or grant price of a stock appreciation right) after the date of grant, cancel an option or stock appreciation right in exchange for options or stock appreciation rights with an exercise or grant price that is less than the exercise or grant price of the option or stock appreciation right being cancelled, cancel an option or stock appreciation right when the exercise or grant price exceeds the fair market value of one share of stock in exchange for cash or another award, or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which our common stock is listed.

Awards to Non-Employee Directors

The type or combination of types of awards that will be granted to non-employee directors, and the terms and conditions of such awards, will be determined by the Board of Directors. Non-employee directors may, as determined by the Board of Directors, receive other stock-based awards in lieu of payment of all or a portion of cash directors’ fees or defer the grant or payment of awards and/or common stock equivalents.

Dividends; Dividend Equivalents

Awards other than stock options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, dividends in the form of cash, stock or other property (or the cash equivalent) on the shares of common stock covered by the award. The Committee may also provide that such amounts will be deemed to have been reinvested in additional shares of common stock. Any dividends or dividend equivalents will be subject to the same vesting or performance conditions, restrictions and risks of forfeiture as the underlying shares of stock subject to the award and will not be paid unless and until the underlying shares of stock vest.

Non-transferability of Awards

No award under the 2020 Plan, and no shares of common stock subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution. An award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Committee may determine that a participant may assign or transfer an award, other than an incentive stock option, to any “family member” (as defined from time to time for purposes of Form S-8 promulgated under the Securities Act of 1933, as amended).

Tax Withholding

We have the right to make all payments or distributions pursuant to the 2020 Plan to a participant net of any applicable federal, state, local and foreign taxes required to be paid or withheld as a result of an event occurring pursuant to the 2020 Plan. We and our affiliates have the right to withhold from wages or other amounts otherwise payable to a participant such withholding taxes as may be required by law, or to otherwise require the participant to pay such withholding taxes. The Administrator will be authorized to establish procedures for participants to satisfy such obligation by tendering previously acquired shares of common stock or by directing us to retain shares of common stock (up to the participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with an award. Notwithstanding the foregoing, any shares of stock withheld above minimum statutory rates will not be recycled back into the 2020 Plan and will not be available for new awards under the 2020 Plan.

Change of Control

Unless otherwise provided in a participant’s award agreement, upon a change of control (as defined in the 2020 Plan):

•

if and to the extent that outstanding awards are assumed, or substitute awards are made (or we are the surviving entity and we continue the awards), then if a participant is terminated other than for cause (as defined in the 2020 Plan) or the participant terminates employment for good reason (as the term is defined in the applicable award agreement or other agreement with us, but only if a good reason provision is included in such an agreement) within two years after a change of control, such awards will become fully vested and exercisable and free of restrictions, limitations and conditions, any options or SARs may be exercised for 24 months after such termination (but not beyond the expiration date of the option or SAR), and any performance-based conditions will be deemed achieved to the extent the applicable performance goals have been achieved through the date of termination (or, if actual performance is not determinable, at the target level of performance);

•

if and to the extent that outstanding awards are not assumed and no substitute awards are made (or we are the surviving entity and we do not continue the awards), then such awards will immediately become fully vested and exercisable and free of restrictions, limitations and conditions, and any performance-based conditions will be deemed achieved to the extent the applicable performance goals have been achieved through the date of the change in control (or, if actual performance is not determinable, at the target level of performance); and

•	the treatment of any other then-outstanding awards upon a change of control will be determined in accordance with the terms of the applicable award agreement.

Notwithstanding the foregoing, in the event of a change in control, the Committee may, in its sole discretion, but subject to Section 409A of the Code, determine that any outstanding stock options or SARs granted under the 2020 Plan, whether or not exercisable, will be cancelled and terminated and that, in connection with such cancellation and termination, the participant will receive a payment in cash, stock or other property or a combination thereof equal to the difference, if any, between the fair market value of one share of common stock immediately before the change in control and the exercise price or grant price per share under the award agreement multiplied by the number of shares subject to the award. The Committee may, in its discretion, also determine that upon a change in control, a stock option or SAR with an exercise price or grant price equal to or greater than the fair market value of the common stock immediately prior to the change in control shall be canceled without payment or any consideration.

Recovery of Compensation

All awards under the 2020 Plan are subject to (i) applicable laws, stock exchange requirements and company policies relating to recoupment, clawback or recovery of incentive or other compensation and (ii) the provisions of any award agreement providing for recoupment, clawback or recovery of compensation, including upon violation of any non-competition, non-solicitation or non-disclosure covenant or agreement or upon engaging in any conduct or activity that is in conflict with or adverse to our interests.

Awards under the 2020 Plan will be subject to our current clawback policy, as may be amended from time to time. Pursuant to this policy, we may recoup paid incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. For more information on our clawback policy, see “Compensation of Executive Officers – Clawback Policy” elsewhere in this Proxy Statement.

Term, Termination and Amendment

Subject to certain exceptions, the Board of Directors has the authority to amend or terminate the 2020 Plan at any time and from time to time, subject to any requirement for stockholder approval under applicable law. The Board of Directors may not, however, amend the plan without stockholder approval (if such approval is required by applicable law) to increase the number of shares of common stock authorized for grant under the plan (except as contemplated by the plan), expand the types of awards, expand the class of persons eligible to participate, amend the 100% of fair market value minimum exercise price for stock options and SARs, amend the “no repricing” restrictions for stock options and SARs, or increase the 10-year maximum term for stock options and SARs. No amendment to or termination of the 2020 Plan shall impair the rights of a participant in any material and adverse way under any award previously granted under the 2020 Plan without the written consent of the participant. Unless sooner terminated by the Board of Directors, the 2020 Plan will terminate ten (10) years following the date it is approved by stockholders.

Material U.S. Federal Income Tax Considerations

The following discussion describes the material United States federal income tax consequences (based on current United States federal income tax laws) to recipients of awards under the Plan and to us. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign matters, and it is not intended to constitute tax advice to any recipients of awards.

Incentive Stock Options. An incentive stock option results in no taxable income to the optionee and no tax deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of before the end of either of these periods (a “disqualifying disposition”), the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In a disqualifying disposition, the excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain, which will be either short-term or long-term gain depending upon how long the shares are held after the date of option exercise. In such case, we generally will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Statutory Stock Options. A non-statutory stock option results in no taxable income to the optionee and no tax deduction to us at the time it is granted. An optionee exercising a non-statutory option will, at the time of exercise, recognize ordinary compensation income in an amount equal to the difference between the then fair market value of the shares and the option exercise price. We generally will be allowed a deduction for federal income tax purposes in the year of exercise in an amount equal to the ordinary income recognized by the optionee.

The optionee’s basis in such shares is equal to the fair market value of the shares on the date of exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon how long the shares are held after the date of option exercise.

Stock Appreciation Rights. A SAR results in no taxable income to the recipient and no tax deduction to us at the time it is granted.

Upon the exercise of a SAR, the recipient will recognize ordinary compensation income in an amount equal to the value of the stock or cash received upon exercise. If a recipient does not exercise a SAR, upon termination of the SAR the recipient will be deemed to recognize ordinary compensation income in an amount equal to the excess of the fair market value of one share of our common stock at the time of such termination over the grant price of the SAR, multiplied by the number of shares subject to the SAR.

We generally will be allowed a deduction for federal income tax purposes upon exercise of a SAR in an amount equal to the ordinary income recognized by the recipient, but we will not be allowed a deduction upon the termination of a SAR.

Restricted Stock. The recipient of restricted stock that is subject to a substantial risk of forfeiture recognizes income only as the shares of restricted stock “vest” or are no longer subject to forfeiture. Upon vesting, the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the vested shares at the time of vesting over the amount, if any paid by the recipient for the vested shares. Upon the subsequent sale of the shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the sale price and the fair market value of the shares at the time of vesting, which will be short-term or long-term gain or loss depending upon how long the shares are held after the shares vest.

Alternatively, the recipient of restricted stock may choose to recognize ordinary compensation income upon the receipt, not the vesting, of shares of restricted stock, by making an election pursuant to Section 83(b) of the Code. In this case, the recipient recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of stock received less any amount the recipient paid for the stock. Upon the subsequent sale of the shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the sale price and the fair market value of the shares at the time the recipient received the shares, which will be short-term or long-term gain or loss depending upon how long the shares are held after the shares are received.

We generally will be allowed a deduction for federal income tax purposes in an amount equal to the amount of ordinary income recognized by the recipient either at the time that the shares vest, or if the recipient has made an election pursuant to Section 83(b) of the Code, at the time that the shares were issued.

Restricted Stock Units. The recipient of a restricted stock unit recognizes no income until the recipient receives shares of stock (or cash) issued in connection with the award. Upon such receipt, the recipient recognizes ordinary compensation income in an amount equal to the value of the shares or cash received. Upon the subsequent sale of shares issued upon settlement of a restricted stock unit, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the sale price and the fair market value of the shares at the time the shares were issued, which will be short-term or long-term gain or loss depending upon how long the shares are held after the shares are issued.

We generally will be allowed a deduction for federal income tax purposes in an amount equal to the amount of ordinary income recognized by the recipient upon receipt of shares of stock or cash issued in connection with the award.

Unrestricted Stock. The recipient of unrestricted stock recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares at the time of issuance over the amount, if any, paid by the recipient for the shares. Upon the subsequent sale of the shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the sale price and the fair market value of the shares at the time of issuance, which will be short-term or long-term gain or loss depending upon how long the shares are held.

We generally will be allowed a deduction for federal income tax purposes in an amount equal to the amount of ordinary income recognized by the recipient at the time that the shares are issued.

Section 162(m). Certain federal income tax deductions which we might otherwise be entitled to take in connection with awards under the 2020 Plan may be limited by Section 162(m) of the Code. Section 162(m) of the Code prevents us from taking a compensation deduction with respect to compensation paid in excess of $1.0 million in a fiscal year to any of our chief executive officer, our chief financial officer, and our next three most highly paid executive officers, as well as any person who was in one of these categories in a prior year. The Tax Cuts and Jobs Act of 2017 generally eliminated the exclusion from this $1.0 million limitation that was available under prior tax law for “qualified performance-based compensation,” which included equity awards that satisfied certain criteria established by the Internal Revenue Service. As a result of the elimination of this exclusion, compensation expense attributable to awards under the 2020 Plan will be subject to the $1.0 million limitation imposed by Section 162(m), which will generally have the effect of increasing our income taxes.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE PROPOSAL TO APPROVE THE 2020 PLAN.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2021 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 18, 2020 and must comply with the requirements of Rule 14a-8 under the Exchange Act. Proposals should be addressed to the Corporate Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws, any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth, among other things: (a) as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; (b) as to any proposal other than a nomination, (i) a brief description of the business to be brought before the meeting and (ii) any substantial interest in such business of the stockholder of record and/or the beneficial owner, if any, on whose behalf the business is being proposed; and (c) as to the stockholder giving the notice and/or the beneficial owner, if any, on whose behalf the business is being proposed: (i) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder and beneficial owner; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws, the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Under the Company’s By-Laws, nominees for director submitted by stockholders must be received no earlier than December 30, 2020 and not later than January 29, 2021. Unless the information specified above is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary, within such period, nominees for director submitted by stockholders will not be eligible for election as directors at the Entegris 2021 Annual Meeting of Stockholders.

Likewise, the By-Laws specify that the period for receipt of timely notice of stockholder proposals for submission to the Entegris 2021 Annual Meeting of Stockholders (other than pursuant to Rule 14a-8 under the Exchange Act) is not earlier than December 30, 2020 and not later than January 29, 2021. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary, within such period, the stockholder proposal will not have been properly brought before the meeting and will not be introduced at the meeting.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available through the web site of the SEC (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “Financial Information – SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Bertrand Loy

President and Chief Executive Officer

Billerica, Massachusetts

March 18, 2020

Annex 1

ENTEGRIS, INC.

2020 STOCK PLAN

SECTION 1. PURPOSE

The purpose of the Entegris, Inc. 2020 Stock Plan (the “Plan”) is to: (a) assist the Company and its Affiliates in attracting, recruiting and retaining exceptionally qualified individuals to serve as employees, directors, consultants and/or advisors; (b) provide incentives to such individuals which align with the interests of the Company’s stockholders; and (c) to promote the success of the Company’s business. It is believed that, by encouraging these individuals to acquire a proprietary interest in the growth and performance of the Company, their efforts will be stimulated to achieve the Company’s long-term objectives.

SECTION 2. DEFINED TERMS

Exhibit A, which is incorporated into this Plan by reference, defines certain terms used in the Plan; other terms defined elsewhere in the Plan shall have the respective meanings given to them.

SECTION 3. ADMINISTRATION

3.1. Administrative Authority. The Plan shall be administered by the Administrator. The Administrator shall have full power and authority, subject to the provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to:

(a) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(b) determine the type or types of Awards to be granted to each Participant hereunder;

(c) determine the number of shares of Stock to be covered by each Award granted hereunder;

(d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(e) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Stock or other property;

(f) determine whether, to what extent, and under what circumstances cash, Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(g) determine whether, to what extent, and under what circumstances any Award shall be forfeited, canceled, suspended, vested or accelerated, in whole or in part;

(h) interpret and administer the Plan and any instrument or agreement entered into under, or in connection with, the Plan, including any Award Agreement;

(i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Administrator shall deem desirable to carry it into effect;

(j) establish such rules and regulations and appoint such agents and/or committees of Company employees as it shall deem appropriate for the proper administration of the Plan;

(k) determine whether any Award, other than a Stock Option or Stock Appreciation Right, will have Dividend Equivalents; and

(l) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

3.2. Administrator Decisions. Decisions of the Administrator shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Administrator may determine its actions.

3.3. Section 409A of the Code. Each Award may contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (a) qualifies for an exemption from the requirements of Section 409A of the Code, or (b) satisfies such requirements.

3.4. Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to one or more Directors or executive officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value to individuals who are not Reporting Persons and who are not, in the opinion of the granting Director(s) or officer(s), reasonably likely to become a Reporting Person during the term of the Award. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and such delegation of authority.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares.

(a) Subject to adjustment as provided in Section 15.1, a total of 9,300,000 shares of Stock shall be authorized for grant under the Plan, less (i) any shares of Stock subject to awards granted under the Prior Plan after December 31, 2019 and before the effective date of the Plan (such period, the “Transition Period”) and plus (ii) any Rollover Shares. After the effective date of the Plan (as provided in Section 13), no awards may be granted under the Prior Plan.

(b) If any shares of Stock subject to an Award are forfeited or canceled, or (for shares of Stock issued pursuant to any unvested full value Award) reacquired by the Company for not more than the grantee’s purchase price, or an Award expires or otherwise terminates without issuance of Stock, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award (including any shares of Stock issuable upon exercise of a Stock Appreciation Right), such Stock shall, to the extent of such forfeiture, cancelation, reacquisition, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) The maximum number of shares covered by Incentive Stock Options that may be awarded under the Plan shall be the aggregate of the shares of Stock specified in Section 4.1(a) above.

(d) In the event that (i) any Award granted hereunder (or award granted under the Prior Plan) is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (ii) withholding tax liabilities arising from any Award granted hereunder (or award granted under the Prior Plan) are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, the shares of Stock so tendered or withheld shall be added to the shares available for Awards under the Plan in accordance with Section 4.1(f) below, subject to the limitations of Section 15.6.

(e) To the extent consistent with the requirements of Section 422 of the Code, Substitute Awards shall not reduce the Stock authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 4.3, nor shall Stock subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, cancelation, reacquisition, expiration, termination, cash settlement or non-issuance as provided in Section 4.1(b) above. Additionally, in the event that an Entity acquired by the Company or any Affiliate or with or into which the Company or any Affiliate merges, consolidates or combines has shares or other securities available under a pre-existing plan approved by stockholders or other equityholders and not adopted in contemplation of such acquisition, merger, consolidation or combination, the shares or other securities available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger, consolidation or combination to determine the consideration payable to the holders of shares or other securities of the entities party to such acquisition, merger, consolidation or combination) may be used for Awards (other than Incentive Stock Options) under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition, merger, consolidation or combination, and shall only be made in compliance with the applicable requirements of the principal U.S. national securities exchange on which the Stock is listed.

(f) Each share of Stock subject to any Award granted under the Plan shall be counted against the limits set forth in Section 4.1(a) as one share. Any shares of Stock that become available for Awards under the Plan pursuant to this Section 4.1 (including (i) Rollover Shares and (ii) shares added pursuant to Section 4.1(d) in respect of awards under the Prior Plan) shall be added as one share for every one share subject to Awards granted under the Plan or awards granted under the Prior Plan.

4.2. Character of Stock. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.3. Limitations on Grants to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee Director during any single calendar year, plus the total cash compensation paid to such Director for services rendered as a Director for such calendar year, shall not exceed $750,000; provided, however, that the limitation described in this Section 4.3 shall be determined without regard to amounts paid to a non-employee Director (including retirement benefits, severance payments and consulting fees) in respect of any services provided in any capacity (including employee or consultant) other than as a non-employee Director; and provided further, that the Board may make exceptions to this limit for a non-executive Chair of the Board with the approval of a majority of the disinterested directors. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.

SECTION 5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among the Employees, Directors and Consultants providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and/or its Affiliates; provided, however, that Incentive Stock Options may only be granted to those individuals who are employees of the Company or any parent or present or future subsidiary of the Company as defined in Sections 424(e) and 424(f) of the Code.

SECTION 6. STOCK OPTIONS

6.1. Grant of Stock Options. Stock Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Stock Option shall be subject to the terms and conditions of this Section 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

6.2. Award Agreements. All Stock Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Administrator shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Stock Options need not be the same with respect to each Participant.

6.3. Stock Option Exercise Price. The exercise price per share of Stock purchasable under any Stock Option granted pursuant to this Section 6 shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of such Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the exercise price per share shall not be less than 110% of the Fair Market Value of one Share on the date of grant. Except in connection with a corporate transaction (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Administrator shall not without the approval of the Company’s stockholders (a) reduce the exercise price per share of Stock of a Stock Option after the date of grant, (b) cancel a Stock Option in exchange for Stock Options or Stock Appreciation Rights with an exercise or grant price per share of Stock that is less than the exercise price per share of Stock of the Stock Option being cancelled, (c) cancel a Stock Option when the exercise price per share of Stock exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award, or (d) take any other action with respect to a Stock Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed; for the avoidance of doubt, this sentence shall not restrict the grant of Substitute Awards or the assumption or substitution of Awards in connection with a Change in Control.

6.4. Stock Option Term. The term of each Stock Option shall be fixed by the Administrator in its sole discretion; provided that no Stock Option shall be exercisable after the expiration of ten (10) years after the date of grant of the Stock Option; provided, however, that the term of the Stock Option shall not exceed five (5) years after the date of grant of the Stock Option in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to a black-out period of a Company policy or a lock-up agreement undertaken in connection with an offering of securities of the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, subject to any requirements of Section 409A of the Code.

6.5. Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the date of grant of the Stock Option. The holder of a Stock Option shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Options.

6.6. Exercise of Stock Options.

(a) Vested Stock Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Stock covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of shares of Stock to be purchased, and by paying the exercise price for such number of shares as provided herein. The notice of exercise shall be in such form and made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan, as the Administrator may from time to time prescribe.

(b) Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made (i) in cash or by certified check, bank check, wire transfer of immediately available funds or other instrument acceptable to the Administrator, (ii) by tendering (either actually or by attestation) previously acquired shares of Stock not subject to any restrictions, valued at their then Fair Market Value, (iii) with the consent of the Administrator, by withholding shares of Stock otherwise issuable in connection with the exercise of the Stock Option, (iv) through any other method specified in an Award Agreement (including same-day sales through a broker), (v) by any other method permitted by the Administrator, or (vi) in any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may, from time to time, prescribe. In no event may any Stock Option granted hereunder be exercised for a fraction of a share of Stock.

6.7. Form of Settlement. In its sole discretion, the Administrator may provide in the Award Agreement that the Stock to be issued upon a Stock Option’s exercise shall be in the form of Restricted Stock.

6.8. Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of grant of the Stock Option) of shares of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent or subsidiary corporations become exercisable for the first time by the holder during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Statutory Stock Option.

SECTION 7. STOCK APPRECIATION RIGHTS

7.1. Grants. The Administrator may grant Stock Appreciation Rights hereunder to Participants, either alone, in tandem with or in addition to other Awards granted under the Plan.

7.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined, from time to time, by the Administrator, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the Stock Appreciation Right.

(b) The Administrator shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole shares of Stock or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) A Stock Appreciation Right shall have a grant price not less than the Fair Market Value of one share of Stock on the date of grant and a term not greater than ten (10) years. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to a black-out period of a Company policy or a lock-up agreement undertaken in connection with an offering of securities of the Company, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, subject to any requirements of Section 409A of the Code. The Administrator may impose such other terms and conditions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

(e) Except in connection with a corporate transaction (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Administrator shall not without the approval of the Company’s stockholders (i) reduce the grant price per share of Stock of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right in exchange for Stock Options or Stock Appreciation Rights with an exercise or grant price per share of Stock that is less than the grant price of the Stock Appreciation Right being cancelled, (iii) cancel any Stock Appreciation Right when the grant price per Share of Stock exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award, or (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed; for the avoidance of doubt, this sentence shall not restrict the grant of Substitute Awards or the assumption or substitution of Awards in connection with a Change in Control.

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Grants. Awards of Restricted Stock and Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

8.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents (subject to the requirements of Section 15.4). The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

8.3. Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Stock and the right to receive distributions made with respect to such Stock, subject to the requirements of Section 15.4.

8.4. Rights of Holders of Restricted Stock Units. The holder of Restricted Stock Units shall not possess voting rights with respect to such Restricted Stock Units and shall have the rights of a stockholder only as to shares of Stock issued upon settlement of such Restricted Stock Units. Unless otherwise prohibited in the Award Agreement, the Administrator, in its discretion, may determine either at the time of grant or at the time of settlement that a Restricted Stock Unit shall be settled in cash or property other than shares of Stock.

8.5. Restrictions on Dividends. Notwithstanding the provisions of Section 8.3 and Section 8.4, any cash, Stock or other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award shall be subject to restrictions and risk of forfeiture (including with respect to achievement of performance-based goals) to the same extent as the shares of Stock covered by the Restricted Stock or Restricted Stock Units with respect to which such cash, Stock or other property is distributable.

8.6. Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to such vesting terms and conditions as are determined by the Administrator and set forth in individual Award Agreements.

8.7. Issuance of Stock. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

SECTION 9. OTHER SHARE-BASED AWARDS

9.1. Grants. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards include securities (other than Stock Options) that are convertible into or exchangeable for shares of Stock on such terms and conditions as the Administrator determines or any other right, interest or option relating to Stock or other property (including cash) granted pursuant to the provisions of the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

9.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents (subject to the requirements of Section 15.4). The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section 9.2, any cash, Stock or other property distributed as a dividend or otherwise with respect to the number of shares of Stock covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture (including with respect to achievement of performance-based goals) to the same extent as the shares of Stock covered by the Other Share-Based Award with respect to which such cash, Stock or other property is distributable.

9.3. Vesting Period. Other Share-Based Awards shall be subject to such vesting terms and conditions as are determined by the Administrator and set forth in individual Award Agreements.

9.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition, to the extent permitted by the Administrator, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Administrator shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment the deferred stock units.

SECTION 10. UNRESTRICTED STOCK

10.1. Grants. The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) Unrestricted Stock to any Participant, pursuant to which such Participant may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to the Participant.

SECTION 11. PERFORMANCE-BASED CONDITIONS

11.1. Performance Awards. The Administrator may determine that the vesting or exercisability of any Award shall be subject to the achievement of one or more performance goals established by the Administrator

(any such Award, a “Performance Award”), which shall be based on the attainment of specified levels of one or more Performance Criteria. Performance Awards may be granted as performance shares or performance units and may be settled in cash, Stock, other property or a combination thereof, at the discretion of the Administrator. The specific Performance Criteria, the goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Administrator upon the grant of each Performance Award.

11.2. Measurement. Performance goals may be based solely upon the Company’s performance or the performance of an Affiliate, division, business segment, business unit, product or service of the Company, either alone or in combination, or based upon performance relative to other companies, groups of companies, indices or other metrics. The Administrator may include or exclude charges, gains or other amounts related to any event or occurrence which the Administrator determines should appropriately be included or excluded, including (a) restructurings, discontinued operations, unusual or infrequently occurring events, extraordinary items, and other unusual or non-recurring charges or gains, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

11.3. Restrictions. No Award subject to Performance Criteria shall be paid until the Administrator shall have determined that the performance goals with respect to such Award have been attained during the relevant Performance Period; provided, however, that the Administrator may adjust, downwards or upwards, the amount payable pursuant to any such Award.

SECTION 12. CHANGE IN CONTROL PROVISIONS

12.1. Assumption or Substitution. If the Change in Control is one in which there is an acquiring or surviving Entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor (such Entity, the “Successor”). Unless otherwise provided in an Award Agreement, and only to the extent consistent with Section 409A of the Code, in the event of a Change in Control of the Company in which the Successor assumes or substitutes for a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with a Successor or an affiliate thereof (or the Company) is involuntarily terminated without Cause by the Successor or such affiliate (or the Company), or is terminated by the Participant for Good Reason (as such term (or an equivalent) is defined in the applicable Award Agreement or, if no such definition is contained therein, in the Participant’s employment, severance, change in control or similar agreement with the Company or any Affiliate, but if no such definition is contained therein, then the terms of this Section 12.1 shall not apply upon any voluntary termination by the Participant), in either case within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (a) Stock Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), but in no event after the original expiration date of such Stock Option or Stock Appreciation Right (after giving effect to any extension contemplated by Section 6.4 or Section 7.2(d)), (b) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (c) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, and (d) any performance periods in effect on the date of such termination of employment shall end on such date, and, with respect to each performance period, the extent to which all applicable performance goals have been achieved with respect to a given Award shall be determined based on actual performance as measured under the Award as of the date of such termination of employment (or, if actual performance with respect to such Award is not determinable as of the date of such termination, all applicable performance goals with respect to a given Award shall be deemed to have been achieved at the target level of performance). For the purposes of this Section 12.1, a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the shares of outstanding Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the Successor, the Administrator may, with the consent of the Successor, provide that the consideration to be received upon the exercise or vesting of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the Successor substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

12.2. Awards Not Assumed or Substituted. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the Successor does not assume or substitute for a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (a) those Stock Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (b) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (c) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, and (d) any performance periods in effect on the date of the Change in Control shall end on such date, and, with respect to each such performance period, the extent to which all applicable performance goals have been achieved with respect to a given Award shall be determined based on actual performance as measured under the Award as of the date of the Change in Control (or, if actual performance with respect to such Award is not determinable as of the date of the Change in Control, all applicable performance goals with respect to a given Award shall be deemed to have been achieved at the target level of performance); provided, that to the extent acceleration pursuant to this Section 12.2 of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award may not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 12 and Section 15.1, replicate the prior terms of the Award.

12.3. Cash Out, etc. of Awards. The Administrator, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price or grant price per share of such Stock Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine; provided, that the Administrator may not exercise its discretion under this

Section 12.3 with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. The Administrator, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, any Stock Option and/or Stock Appreciation Right with an exercise price or grant price per share equal to or greater than the Fair Market Value of one share of Stock immediately prior to such Change in Control shall be canceled without payment of any consideration therefor.

12.4. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 12.4(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions by: (i) the Company or any Affiliate, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any person pursuant to a Non-Qualifying Transaction, as defined in Section 12.4(c), or (v) any person of Voting Securities from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the Entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent Entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors (or the nearest equivalent) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors (or the nearest equivalent) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (iii) at least a majority of the members of the board of directors (or the nearest equivalent) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) The complete liquidation or dissolution of the Company; or

(e) The consummation of a sale of all or substantially all of the Company’s assets to a non-Affiliate.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after the public announcement of such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

SECTION 13. EFFECTIVE DATE AND TERM OF THE PLAN

The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the votes cast on such proposal at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event any Award granted pursuant to the Plan shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or before the tenth anniversary of the effective date of the Plan, unless sooner terminated by the Board pursuant to Section 14 below, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

SECTION 14. AMENDMENT AND TERMINATION OF THE PLAN

The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law; provided that the Board may not, without the approval of the Company’s stockholders, to the extent required by such applicable law, amend the Plan to: (a) increase the number of shares of Stock that may be the subject of Awards under the Plan (except as contemplated by Section 4.1(e) or Section 15.1); (b) expand the types of awards available under the Plan; (c) expand the class of persons eligible to participate in the Plan; (d) amend Section 6.3, Section 7.2(d) or Section 7.2(e) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval; or (e) increase the maximum permissible term of any Stock Option specified by Section 6.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 7.2(d). Any Awards outstanding upon the termination of the Plan shall remain in effect until they have been exercised or terminated, or have expired, and no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material and adverse respect under any Award previously granted without such Participant’s consent.

SECTION 15. PROVISIONS OF GENERAL APPLICABILITY.

15.1. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than ordinary cash dividends), stock split, reverse stock split, combination or exchange of shares, spin-off or similar transaction or other change in corporate structure affecting the Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities or other property that may be delivered under the Plan, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option, grant or exercise price of securities or other property subject to outstanding Awards granted under the Plan (including, if the Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another Entity) as the Administrator may determine to be appropriate; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number.

15.2. Transferability of Awards. Except as provided below, no Award and no shares of Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Administrator, a Participant may assign or transfer an Award other than an Incentive Stock Option (each transferee thereof, a “Permitted Assignee”) to any “family member,” as that term may from time to time be defined in Form S-8 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

15.3. Termination of Employment. The Administrator shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Administrator, which determination will be final, binding and conclusive.

15.4. Deferral; Dividend Equivalents. The Administrator shall be authorized to establish procedures, subject to the requirements of Section 409A of the Code, to the extent applicable, pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than a Stock Option or Stock Appreciation Right may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, amounts equivalent to any cash, stock or other property dividends that may be declared with respect to the Stock (“Dividend Equivalents”) with respect to the number of shares of Stock covered by the Award, provided that such Dividend Equivalents shall be subject to the same vesting or performance conditions and risks of forfeiture as the underlying shares of Stock and shall not be paid unless and until the underlying shares of Stock vest. The Administrator may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. In addition, Dividend Equivalents with respect to any Restricted Stock Award shall also be subject to restrictions and risk of forfeiture to the same extent as the underlying Award.

15.5. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Administrator may provide; in each case and if required by the Administrator, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the provisions of the Plan.

15.6. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes (domestic or foreign) required to be paid or withheld as a result of: (a) the grant of any Award; (b) the exercise of a Stock Option or Stock Appreciation Right; (c) the delivery of Stock, cash or other property; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company and its Affiliates shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Administrator shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Stock (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award. Notwithstanding the foregoing, any shares of Stock withheld above minimum statutory rates shall not be recycled back into the Plan pursuant to Section 4.1(d) and shall not again be available for Awards hereunder.

15.7. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Administrator, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

15.8. Recovery of Compensation. All Awards granted under the Plan shall be subject to (a) the provisions of applicable law providing for the recoupment, clawback or recovery of incentive or other compensation, including Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (enacted as Section 10D of the Exchange Act) and the requirements of any stock exchange to which the Company is subject, (b) the provisions of any Award Agreement providing for recoupment, clawback or recovery of compensation, including upon violation of any non-competition, non- solicitation or non-disclosure covenant or agreement or upon engaging in any conduct or activity that is in conflict with or adverse to the interests of the Company or any of its Affiliates, and (c) the provisions of any compensation recoupment, clawback, recovery or similar policy of the Company that may be in effect or that the Company may adopt from time to time.

15.9. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

15.10. Stop Transfer Orders. All certificates and book-entry registrations for Stock delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission (the “SEC”), any stock exchange upon which the Stock is then listed or traded, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates or registrations to make appropriate reference to such restrictions.

15.11. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.12. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.13. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

15.14. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

15.15. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

15.16. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law or tax policy. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

15.17. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Administrator. Notwithstanding anything in the Plan or an Award Agreement to the contrary, if at the time of a Participant’s separation from service within the meaning of Section 409A of the Code, the Administrator determines that the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Participant becomes entitled to under the Plan on account of the Participant’s separation from service would be considered deferred compensation otherwise subject to the twenty percent (20%) additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (a) six (6) months and one (1) day after the Participant’s separation from service or (b) the Participant’s death.

15.18. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate or the Administrator, will be liable to any Participant or to the estate or any beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

15.19. No Registration Rights; No Right to Settle in Cash. By adopting this Plan, granting any Award, issuing any Stock or taking any other action under the Plan, the Company undertakes no obligation to register or qualify with any governmental body or organization (including the SEC) any of (a) the offer, sale or issuance of any Award, (b) the offer of any Stock or other securities issuable upon the exercise or vesting of any Award, or (c) the sale or issuance of any Stock or other securities issued upon exercise or vesting of any Award, regardless of whether the Company in fact registers or seeks to register any of the foregoing. In particular, in the event that any of (x) any offer, sale or issuance of any Award, (y) the offer of any Stock or other securities issuable upon exercise or vesting of any Award, or (z) the sale or issuance of any Stock or other securities issued upon exercise or vesting of any Award are not registered or qualified with any governmental body or organization (including the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

15.20. Legal Conditions on Delivery of Stock. The Company will not be obligated to issue or deliver any shares of Stock or other securities pursuant to the Plan or remove any restriction from shares of Stock or other securities previously issued or delivered under the Plan until the Company is satisfied that: (a) all legal matters in connection with the offer, sale, issuance and delivery of such shares have been addressed and resolved; (b) if the Stock is at the time of issuance or delivery listed on any stock exchange or national market system, the shares to be issued or delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (c) all conditions of the Award have been satisfied or waived. If the offer and sale of shares of Stock have not been registered under the Securities Act or registered or qualified under any applicable state or foreign securities laws, the Company may require, as a condition to grant or exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, any regulation promulgated thereunder or of any applicable state or foreign securities laws or regulations. The Company may require that certificates evidencing (and notifications of book-entry registration of) shares of Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

15.21. Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

15.22. Establishment of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable federal, state or local (domestic or foreign) securities or tax laws. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction, and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

15.23. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

EXHIBIT A

Definition of Terms

As used in the Plan, the following terms shall have the meanings set forth in this Exhibit A. Terms defined in the text of the Plan shall have the respective meanings given to them.

“Administrator” shall mean the Committee or, if there is no Committee, the Board.

“Affiliate” shall mean any Entity owning, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) of the Company, or in which the Company or any such Entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award” shall mean any or a combination of the following: Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award and Unrestricted Stock, including any Dividend Equivalents.

“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning set forth in Section 12.4(c).

“Cause” shall mean, unless otherwise provided in an Award Agreement, (a) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (b) the Participant’s willful and continual failure to substantially perform the Participant’s duties after written notification by the Company or an Affiliate; (c) the Participant’s willful engagement in conduct that is materially injurious to the Company or an Affiliate monetarily or otherwise; (d) the Participant’s commission of an act of gross misconduct in connection with the performance of the Participant’s duties; or (e) the Participant’s material breach of any employment, confidentiality, or other similar agreement between the Company or an Affiliate and the Participant.

“Change in Control” shall have the meaning set forth in Section 12.4.

“Code” shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee” shall mean the Management Development & Compensation Committee of the Board or a successor to such committee established by the Board to assist it in the oversight and determination of the Company’s compensation practices, policies and programs. The Committee shall consist of no fewer than two Directors, each of whom is intended to be (a) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (b) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Stock is listed, to the extent required by such rules. The authority and validity of any act taken or not taken under the Plan by the Committee shall not be affected if any person administering the Plan does not qualify as such a “Non-Employee Director” or “independent director.”

“Company” shall mean Entegris, Inc., a Delaware corporation.

“Company Voting Securities” shall have the meaning set forth in Section 12.4(b).

“Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (a) renders bona fide services that are not in connection with the offer and sale of securities in a capital-raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

“Director” shall mean a member of the Board.

“Dividend Equivalents” shall have the meaning set forth in Section 15.4.

“Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

“Entity” shall mean any corporation, partnership, firm, limited liability company, business trust, association, joint venture, unincorporated organization or other company or business organization or entity.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to the Stock as of any date, (a) the closing sale price of the Stock reported as having occurred on the principal U.S. national securities exchange on which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (b) if the Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system, the last sale price (or, if not reported on a last-sale basis, the final ask price) of the Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (c) if the Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system, the amount determined by the Administrator to be the fair market value of the Stock as determined by the Administrator in its sole discretion, consistent with the requirements of Sections 422 and 409A of the Code, to the extent applicable. The Fair Market Value of any property other than the Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

“Incentive Stock Option” shall mean a Stock Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

“Incumbent Directors” shall have the meaning set forth in Section 12.4(a).

“Non-Statutory Stock Option” shall mean any Stock Option that is not an Incentive Stock Option.

“Non-Qualifying Transaction” shall have the meaning set forth in Section 12.4(c).

“Other Share-Based Award” shall have the meaning set forth in Section 9.1.

“Parent Entity” shall have the meaning set forth in Section 12.4(c).

“Participant” shall mean an Employee, Director or Consultant who is selected by the Administrator to receive an Award under the Plan and any Permitted Assignee.

“Payee” shall have the meaning set forth in Section 15.6.

“Performance Award” shall have the meaning set forth in Section 11.1.

“Performance Criteria” shall mean any criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is specified to be a condition for the pay-out of an Award. A

Performance Criterion may include a measure of performance based on or relating to (including any measure of improvement or change) any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, product, service or geographical basis or in combinations thereof):

Net income;

Adjusted net income;

Earnings per share;

Revenue, net revenue, sales or net sales;

Cash flow or working capital;

Gross profit or operating profit;

Gross margin, operating margin or profit margin;

Costs or expenses;

Expense management;

Earnings before any or all of interest, taxes, depreciation and amortization;

Stock price, dividends and total shareholder return;

Market share;

Return on assets or net assets;

Operating income;

Return on capital employed;

Return on investment or invested capital;

Return on equity and return on adjusted equity;

Book value or book value per share;

Improvement in capital structure;

Reductions in certain asset or cost categories;

Strategic initiatives; and

Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Performance Period” shall mean the period established by the Administrator during which any performance goals specified by the Administrator with respect to a Performance Award are to be measured.

“Permitted Assignee” shall have the meaning set forth in Section 15.2.

“Plan” shall mean The Entegris, Inc. 2020 Stock Plan, as from time to time amended and in effect.

“Prior Plan” shall mean the Company’s 2010 Equity Plan, as amended.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock” shall mean any share of Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Stock and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

“Restricted Stock Award” shall have the meaning set forth in Section 8.1.

“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing the right to receive, upon vesting of the Award, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement) for each Restricted Stock Unit awarded to a Participant, which Restricted Stock Units may vest separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

“Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

“Rollover Shares” shall mean shares (a) that on December 31, 2019 are subject to outstanding awards under the Prior Plan, together with any shares subject to awards granted under the Prior Plan during the Transition Period, which shares are subsequently forfeited, cancelled or reacquired by the Company, or are subject to awards that expire, otherwise terminate or are satisfied without issuance of Stock and (b) that, if such award had been issued under the Plan, would again be available for issuance under the Plan.

“SEC” shall have the meaning set forth in Section 15.11.

“Securities Act” shall have the meaning set forth in Section 15.2.

“Stock” shall mean the shares of the Company’s Common Stock, $0.01 par value per share.

“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.

“Stock Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such exercise price or prices and during such period or periods as the Administrator shall determine.

“Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by an Entity acquired by the Company or any Affiliate or with or into which the Company or any Affiliate merges, consolidates or combines.

“Surviving Entity” shall have the meaning set forth in Section 12.4(c).

“Unrestricted Stock” shall mean an Award of Stock not subject to any restrictions under the Plan.

“Vesting Period” shall mean the period of time specified by the Administrator during which vesting restrictions for an Award are applicable.

ENTEGRIS, INC. ATTN: CORPORATE SECRETARY 129 CONCORD RD. BILLERICA, MA 01821

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The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
.	Nominees	For	Against	Abstain
1a.	Michael A. Bradley	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
1b. 1c. 1d. 1e. 1f. 1g. 1h.	R. Nicholas Burns James F. Gentilcore James P. Lederer Bertrand Loy Paul L. H. Olson Azita Saleki-Gerhardt Brian F. Sullivan	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐

2.  Ratify Appointment of KPMG LLP as Entegris, Inc.’s Independent Registered Public Accounting Firm for 2020.

3.  Approval, by non-binding vote, of the compensation paid to Entegris, Inc.’s named executive officers (advisory vote).

4.  Approval of the Entegris, Inc. 2020 Stock Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

						☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

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	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

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ENTEGRIS, INC.

Annual Meeting of Stockholders

April 29, 2020 10:00 AM

This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Bertrand Loy and Gregory B. Graves and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at the Headquarters of Entegris, Inc., 129 Concord Road, Billerica, MA, on April 29, 2020 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL EIGHT NOMINEES; FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; FOR THE APPROVAL OF THE ENTEGRIS, INC. 2020 STOCK PLAN; AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side